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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              HANOVER DIRECT, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              HANOVER DIRECT, INC.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1. Title of each class of securities to which transaction applies: ........

     2. Aggregate number of securities to which transaction applies: ...........

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): .........................................................

     4. Proposed maximum aggregate value of transaction: .......................

     5. Total fee paid: ........................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

     1. Amount previously paid: ................................................

     2. Form, Schedule or Registration Statement No.: ..........................

     3. Filing Party: ..........................................................

     4. Date Filed: ............................................................

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

                              HANOVER DIRECT, INC.
                          115 RIVER ROAD, BUILDING 10
                          EDGEWATER, NEW JERSEY 07020
                                 (201) 863-7300

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2002

Dear Stockholders:

     We will hold the 2002 Annual Meeting of Stockholders of Hanover Direct, Inc., a Delaware corporation (the "Company"), at the Sheraton Suites on the Hudson, 500 Harbor Boulevard, Weehawken, New Jersey 07087 on Thursday, May 16, 2002 at 9:30 a.m., local time. The meeting's purpose is to:

     1. Elect 5 directors;

     2. Delegate to the Board of Directors authority to select the Company's independent auditors for the fiscal year ending December 28, 2002, after review by the Audit Committee of the Board of Directors, from amongst established national audit firms;

     3. Ratify the 2002 Stock Option Plan for Directors; and

     4. Consider any other matters that are properly presented at the Annual Meeting of Stockholders and any adjournment.

     You may vote at the Annual Meeting of Stockholders if you were a stockholder of the Company's Common Stock, par value $0.66 2/3 per share (the "Common Stock"), or the Company's Series B Participating Preferred Stock (the "Series B Preferred Stock" and, together with the Common Stock, the "Voting Stock") at the close of business on Monday, March 25, 2002.

     Along with the attached Proxy Statement, we are also enclosing a copy of the Company's 2001 Annual Report to Stockholders, which includes our financial statements.

     All stockholders of record of Voting Stock are cordially invited to attend. Whether or not you expect to attend the Annual Meeting, please vote. Stockholders of record of the Company's Common Stock may vote their shares by completing and returning the enclosed proxy card or may vote via the Internet or by telephone. Instructions for shareholders of Common Stock to vote via the Internet or by telephone are in the enclosed Proxy Statement. Your proxy is being solicited by the Board of Directors.

     In accordance with Delaware corporate law, the Company will make available for examination by any stockholder entitled to vote at the Annual Meeting, for any purpose germane to the Annual Meeting, during ordinary business hours, for at least 10 days prior to the Annual Meeting, at the offices of Hanover Direct, Inc., 1500 Harbor Boulevard, Weehawken, New Jersey 07087, a complete list of the stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order.

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                                            Charles F. Messina
                                            Secretary

April 12, 2002

                              HANOVER DIRECT, INC.
                          115 RIVER ROAD, BUILDING 10
                          EDGEWATER, NEW JERSEY 07020
                                 (201) 863-7300

                 PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON MAY 16, 2002

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

ANNUAL MEETING:       May 16, 2002             Sheraton Suites on the Hudson
                      9:30 a.m., local time    500 Harbor Boulevard
                                               Weehawken, New Jersey 07087

RECORD DATE:          Close of business on Monday, March 25, 2002. If you were a stockholder at that time of the Company's Common Stock or the Company's Series B
                      Preferred Stock, you may vote at the Annual Meeting. Each share of Common
                      Stock is entitled to one (1) vote. Each share of Series B Preferred Stock is entitled to ten (10) votes. All shares of Common Stock and all shares of Series B Preferred Stock will vote together on all issues at the Annual
                      Meeting. On the record date, we had 138,215,800 shares of our Common Stock outstanding and 1,622,111 shares of Series B Preferred Stock outstanding.
                      As of March 25, 2002, Richemont Finance S.A., a Luxembourg company
                      ("Richemont"), beneficially owned 28,691,888 shares of Common Stock
                      (approximately 20.8% of the outstanding Common Stock) and 1,622,111 shares of Series B Preferred Stock, collectively representing approximately 29.1%
                      of the combined voting power of the Voting Stock.

MAILING DATE:         On or about Friday, April 12, 2002.

AGENDA:               1.  Elect 5 directors.

                      2.  Delegate to the Board of Directors authority to select the Company's independent auditors for the fiscal year ending December 28, 2002, after review by the Audit Committee of the Board of Directors, from amongst established national audit firms.

                      3.  Ratify the 2002 Stock Option Plan for Directors.

                      4.  Any other proper business.

VOTE REQUIRED:        Proposal 1:              The affirmative vote of the holders of a
                      Elect 5 directors        plurality of the combined voting power of all
                                               shares of Voting Stock voted at the Annual
                                               Meeting, whether in person or by proxy, whether
                                               by mail, Internet or telephone, and voting
                                               together as a single class, is required to elect
                                               directors. Each share of Common Stock has one (1)
                                               vote and each share of Series B Preferred Stock
                                               has ten (10) votes. So, if you do not vote for a
                                               nominee, your vote will not count either for or
                                               against the nominee.

                      Proposal 2:              The affirmative vote of the holders of the
                      Selection of Auditors    majority of the combined voting power of the
                                               Voting Stock voted at the Annual Meeting, whether
                                               in person or by proxy, and whether by mail,
                                               Internet or telephone, is required to delegate
                                               authority with respect to the selection of the
                                               auditors. Each share of Common Stock has one (1)
                                               vote and each share of Series B Preferred Stock
                                               has ten (10) votes. So, if you abstain from
                                               voting, your vote will not count either for or
                                               against the proposal.

                      Proposal 3:              The affirmative vote of the holders of the
                      Ratify the 2002 Stock    majority of the combined voting power of the
                      Option Plan for          Voting Stock voted at the Annual Meeting, whether
                      Directors                in person or by proxy, and whether by mail,
                                               Internet or telephone, is required to ratify the
                                               plan. Each share of Common Stock has one (1) vote
                                               and each share of Series B Preferred Stock has
                                               ten (10) votes. So, if you abstain from voting,
                                               your vote will not count either for or against
                                               the proposal.

BROKER NON-VOTES:     If your broker does not vote on any of the 3 proposals, it will have no effect on the votes with respect to any of the 3 proposals.

PROXIES:              Please vote; your vote is important. Prompt return of your proxy will help reduce the costs of resolicitation. In addition, stockholders of record of the Company's Common Stock can simplify their voting and reduce the
                      Company's costs by voting their shares of Common Stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders of record of the Company's Common Stock to vote their shares, and to confirm that their instructions have been properly recorded. If your shares of Common Stock are held in the name of a bank or broker, the availability of Internet and telephone voting will depend on the policies of the bank or broker.
                      Therefore, it is recommended that you follow the voting instructions on the form that you receive. If you do not choose to vote via the Internet or by telephone, please date, sign, and return the proxy card by mail.

                      Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "FOR" the Board's nominees for directors, "FOR"
                      the delegation of authority for the appointment of the auditors and "FOR"
                      the 2002 Stock Option Plan for Directors.

                      If any nominee cannot or will not serve as a director, your proxy will vote in accordance with his or her best judgment. At the time we began printing this proxy statement, we did not know of any matters that needed to be acted upon at the Annual Meeting other than those discussed in this proxy statement. However, if any additional matters are presented to the
                      Annual Meeting for action, your proxy will vote in accordance with his or her best judgment.

PROXIES SOLICITED
  BY:                 The Board of Directors.

REVOKING YOUR PROXY:  You may revoke your proxy or your vote via the Internet or by telephone before it is voted at the meeting. You may revoke any of the above if you either:

                      - deliver a signed, written revocation letter, dated later than this proxy, to: Charles F. Messina, Secretary, at Hanover Direct, Inc., 115
                        River Road, Edgewater, New Jersey 07020;

                      - deliver another signed proxy, dated later than this proxy, to Mr.
                        Messina, Secretary, at the address above, or vote again at a later date via the Internet or vote again at a later date by telephone; or

                      - attend the Annual Meeting, inform Mr. Messina, Secretary, of your desire to vote in person or by another proxy, and then vote in person or by another proxy at the Annual Meeting. Please note that attending the
                        Annual Meeting alone will not revoke your proxy or your vote via the
                        Internet or by telephone.

COST OF               The Company will pay all costs, estimated at $45,000 in the aggregate, of
SOLICITATION:         soliciting these proxies. Although we are mailing these proxy materials, our directors, officers and employees may also solicit proxies by telephone, telegram, facsimile, mail, e-mail or personal contact. Such persons will receive no additional compensation for such services, but the
                      Company may reimburse them for reasonable out-of-pocket expenses. We will also furnish copies of solicitation materials to fiduciaries, custodians, nominees and brokerage houses for forwarding to beneficial owners of shares of Common Stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses. American Stock Transfer &
                      Trust Company, the Company's transfer agent, is assisting us in the solicitation of proxies in connection with the Annual Meeting for no additional fee.

YOUR COMMENTS:        Your comments about any aspects of our business are welcome. You may use the space provided on the proxy card for this purpose, if desired.
                      Although we may not respond on an individual basis, your comments help us to measure your satisfaction and we may benefit from your suggestions.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS:

  Directors

     Please see "Proposal 1 -- Election of Directors" for the names, ages and business experience of each of the Company's directors, each of whom has been nominated for election at the Annual Meeting.

  Executive Officers

     Pursuant to the Company's Bylaws, its officers are chosen annually by the Board of Directors and hold office until their respective successors are chosen and qualified. Effective January 28, 2002, Edward M. Lambert was appointed to succeed Brian C. Harriss as Executive Vice President and Chief Financial Officer of the Company and Mr. Harriss was appointed as Executive Advisor to the Chairman of the Company coincident with his resignation as Executive Vice President and Chief Financial Officer of the Company.

THOMAS C. SHULL...........
  AGE 50 President and Chief Executive Officer and a member of the Board of Directors since December 5, 2000, and Chairman of the Board since January 10, 2002. In 1990, Mr. Shull co-founded Meridian Ventures, a venture management and turnaround firm presently based in Connecticut, and has served as chief executive officer since its inception. From 1997 to 1999, he served as President and Chief Executive Officer of Barneys New York, a leading luxury retailer, where he led them out of bankruptcy. From 1992 to 1994, Mr. Shull was Executive Vice President of the R.H. Macy Company, Inc., where he was responsible for human resources, information technology, business development, strategic planning and merchandise distribution and led the merger negotiations with Federated Department Stores. Prior to that, he served as a consultant with McKinsey & Company and in the early 1980s as a member of the National Security Council Staff in the Reagan White House.

EDWARD M. LAMBERT.........
  AGE 41 Executive Vice President and Chief Financial Officer since January 28, 2002. From July 2001 until January 28, 2002, Mr. Lambert served as an advisor to the Company. In 1990, Mr. Lambert co-founded Meridian Ventures, a venture management and turnaround firm presently based in Connecticut, and served as a Managing Director until December 2000. From 1998 to 1999, he served as Chief Financial Officer of Barneys New York, a leading luxury retailer, and, from 1993 to 1994, he served as Executive Vice President of Tecstar, Inc., a space systems manufacturer. Mr. Lambert is a graduate of the California Institute of Technology (Cal Tech) and holds a M.B.A. from the Harvard Business School.

MICHAEL D. CONTINO........
  AGE 41 Executive Vice President and Chief Operating Officer since April 25, 2001. Senior Vice President and Chief Information Officer from December 1996 to April 25, 2001 and President of Keystone Internet Services, Inc. since November 2000. Mr. Contino joined the Company in 1995 as Director of Computer Operations and Telecommunications. Prior to 1995, Mr. Contino was the Senior Manager of IS Operations at New Hampton, Inc., a subsidiary of Spiegel, Inc.

CHARLES F. MESSINA........
  AGE 58 Executive Vice President, Chief Administrative Officer and Secretary since April 25, 2001. Group President since November 2001. From December 1999 until December 2000, Mr. Messina served as the Vice President of Human Resources for Hanover Brands, Inc. Mr. Messina joined the Company in August 1999. Before joining the Company, Mr. Messina was the Vice President for Specialty Retail, International Sourcing and Human Resources with Meldisco, a division of the Melville Corporation, and, prior to that, Mr. Messina served as the Vice President of Human Resources for the Children's Place.

WILLIAM C. KINGSFORD......
  AGE 55 Vice President and Corporate Controller since May 1997. Prior to May 1997, Mr. Kingsford was Vice President and Chief Internal Auditor at Melville Corporation.

FRANK J. LENGERS..........
  AGE 45                   Vice President, Treasurer since October 2000. Mr.
                           Lengers joined the Company in November 1988 as an Internal Audit Manager. From 1990 to 1994, Mr. Lengers served as Manager of Corporate Treasury Operations. In 1994, he was promoted to Director of Treasury Operations and in 1997 to Assistant Treasurer, a position he held until October 2000. Prior to joining the Company, Mr. Lengers held various audit positions with R.H. Macy Company Inc. and The Metropolitan Museum of Art.

STEVEN LIPNER.............
  AGE 53                   Vice President, Taxation since October 2000. Mr.
                           Lipner served as Director of Taxes from February 1984 to October 2000. Prior thereto, he served as Director of Taxes at Avnet, Inc. and held various positions in public accounting. He holds a license as a Certified Public Accountant in New York.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION:

     The following table shows salaries, bonuses, and long-term compensation paid during the last three years for the Chief Executive Officer and our four next highly compensated executive officers who were serving as executive officers at the end of the Company's 2001 fiscal year.

                                                                                 LONG TERM
                                                                                COMPENSATION
                                     ANNUAL COMPENSATION                        ------------
        NAME AND           FISCAL   ----------------------     OTHER ANNUAL       OPTIONS         ALL OTHER
   PRINCIPAL POSITION       YEAR    SALARY ($)   BONUS ($)   COMPENSATION ($)   AWARDED (#)    COMPENSATION ($)
   ------------------      ------   ----------   ---------   ----------------   ------------   ----------------
Thomas C. Shull(1).......   2001     $900,000(2) $600,000(2)     $180,000(7)        500,000(11)          --
President and Chief         2000     $ 75,000(2)       --        $ 15,000(7)      2,700,000(12)          --
Executive Officer           1999           --          --              --                --             --
Brian C. Harriss(1)......   2001     $335,192    $375,000(3)     $ 12,000(8)             --         $4,089(16)
Executive Vice President    2000     $296,154    $129,500(3)     $ 12,000(8)        100,000(13)      $3,421(17)
and Chief Financial         1999     $140,000          --        $  6,000(8)        400,000(14)      $   88(18)
Officer
Michael D. Contino(1)....   2001     $317,115    $350,000(4)     $ 12,000(9)             --         $3,876(19)
Executive Vice President    2000     $243,269    $124,692(4)     $ 12,000(9)        150,000(13)      $3,253(20)
and
Chief Information Officer   1999     $197,533    $182,718(4)     $ 12,000(9)        100,000(15)      $3,080(21)
Charles F. Messina(1)....   2001     $233,076    $300,000(5)     $ 12,000(10)            --         $4,080(22)
Executive Vice President,   2000     $179,438    $ 75,273(5)           --           100,000(13)      $1,773(23)
Chief Administrative        1999           --          --              --                --             --
Officer and Secretary
William C.                  2001     $168,000    $ 21,156(6)           --                --         $1,340(24)
  Kingsford(1)...........
Vice President and          2000     $166,260    $ 34,273(6)           --            41,000(13)      $1,040(25)
Controller                  1999     $155,000    $ 67,813(6)           --                --         $  565(26)

---------------
 (1) Thomas C. Shull was named President and Chief Executive Officer and was elected to the Company's Board of Directors on December 5, 2000. On April 25, 2001, Brian C. Harriss became Executive Vice President and Chief Financial Officer of the Company, Michael D. Contino became Executive Vice President and Chief Operating Officer of the Company, Charles F. Messina became Executive Vice President, Chief Administrative Officer and Secretary of the Company, and William C. Kingsford became Vice President and Controller of the Company. Effective January 28, 2002, Mr. Harriss resigned as Executive Vice President and Chief Financial Officer of the Company.

 (2) Paid to Meridian Ventures, LLC, a limited liability company controlled by Mr. Shull ("Meridian"), in consideration for providing the services of Mr. Shull pursuant to the provisions of a Services Agreement dated as of December 5, 2000 (the "December 2000 Services Agreement"), a Services Agreement dated as of August 1, 2001 (the "August 2001 Services Agreement") or a Service Agreement dated as of December 14, 2001, as amended effective April 12, 2002 (the "December 2001 Services Agreement" and, together with the December 2000 Services Agreement and the August 2001 Services Agreement, the "Services Agreements"), each among Meridian, the Company and Mr. Shull. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

 (3) Includes the following payments made by the Company on behalf of Mr.
     Harriss: for fiscal 2001, a $375,000 2001 performance bonus paid in 2002; and for fiscal 2000, a $129,500 2000 performance bonus paid in 2001.

 (4) Includes the following payments made by the Company on behalf of Mr.
     Contino: for fiscal year 2001, a $350,000 2001 performance bonus paid in 2002; for fiscal 2000, a $124,692 2000 performance bonus paid in 2001; and for fiscal 1999, a $182,718 1999 performance bonus paid in 2000.

 (5) Includes the following payments made by the Company on behalf of Mr.
     Messina: for fiscal year 2001, a $300,000 2001 performance bonus paid in 2002; and for fiscal 2000, a $72,273 2000 performance bonus paid in 2001.

 (6) Includes the following payments made by the Company on behalf of Mr.
     Kingsford: for fiscal year 2001, a $21,156 2001 performance bonus paid in 2002; for fiscal 2000, a $34,273 2000 performance bonus paid in 2001; and for fiscal 1999, a $67,813 performance bonus paid in 2000.

 (7) Paid to Meridian pursuant to the Services Agreements, and is deemed to cover Meridian's over-head (including legal and accounting), health care costs, payroll costs, and other expenses relating to Mr. Shull. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

 (8) Includes the following payments made by the Company on behalf of Mr.
     Harriss: $12,000 in car allowance and related benefits in 2001; $12,000 in car allowance and related benefits in 2000; and $6,000 in car allowance and related benefits in 1999.

 (9) Includes the following payments made by the Company on behalf of Mr.
     Contino: $12,000 in car allowance and related benefits in 2001; $12,000 in car allowance and related benefits in 2000; and $12,000 in car allowance and related benefits in 1999.

(10) Includes the following payments made by the Company on behalf of Mr.
     Messina: $12,000 in car allowance and related benefits in 2001.

(11) Granted pursuant to the December 2001 Services Agreement and allocated to Mr. Shull. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(12) Granted pursuant to the December 2000 Services Agreement and allocated to Mr. Shull. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(13) Issued by the Company pursuant to the Company's 2000 Management Stock Option Plan. See "Report of the Stock Option and Executive Compensation Committee on Executive Compensation -- 2000 Management Stock Option Plan."

(14) Issued by the Company pursuant to the Company's 1996 Stock Option Plan. See "Report of the Stock Option and Executive Compensation Committee on Executive Compensation -- 1996 Stock Option Plan."

(15) These options were granted effective November 3, 1999 and become exercisable after four years.

(16) Includes the following payments made by the Company on behalf of Mr. Harriss in 2001: $2,833 in matching contributions under the Company's 401(k) Savings Plan; $770 in long-term disability premiums; $439 in term life insurance premiums; and $40 of accidental death insurance premiums.

(17) Includes the following payments made by the Company on behalf of Mr. Harriss in 2000: $2,833 in matching contributions under the Company's 401(k) Savings Plan; $110 in long-term disability premiums; $438 in term life insurance premiums; and $40 of accidental death insurance premiums.

(18) Includes the following payments made by the Company on behalf of Mr. Harriss in 1999: $37 in long-term disability premiums; $41 in term life insurance premiums; and $10 of accidental death insurance premiums.

(19) Includes the following payments made by the Company on behalf of Mr. Contino in 2001: $2,833 in matching contributions under the Company's 401(k) Savings Plan; $722 in long-term disability premiums; $281 in term life insurance premiums; and $40 of accidental death insurance premiums.

(20) Includes the following payments made by the Company on behalf of Mr. Contino in 2000: $2,833 in matching contributions under the Company's 401(k) Savings Plan; $110 in long-term disability premiums; $270 in term life insurance premiums; and $40 of accidental death insurance premiums.

(21) Includes the following payments made by the Company on behalf of Mr. Contino in 1999: $2,666 in matching contributions under the Company's 401(k) Savings Plan; $110 in long-term disability premiums; $264 in term life insurance premiums; and $40 of accidental death insurance premiums.

(22) Includes the following payments made by the Company on behalf of Mr. Messina in 2001: $2,833 in matching contributions under the Company's 401(k) Savings Plan; $530 in long-term disability premiums; $677 in term life insurance premiums; and $40 of accidental death insurance premiums.

(23) Includes the following payments made by the Company on behalf of Mr. Messina in 2000: $1,237 in matching contributions under the Company's 401(k) Savings Plan; and $536 in long-term disability premiums.

(24) Includes the following payments made by the Company on behalf of Mr. Kingsford in 2001: $237 in matching contributions under the Company's 401(k) Savings Plan; $386 in long-term disability premiums; $677 in term life insurance premiums; and $40 of accidental death insurance premiums.

(25) Includes the following payments made by the Company on behalf of Mr. Kingsford in 2000: $764 in matching contributions under the Company's 401(k) Savings Plan; and $276 in term life insurance premiums.

(26) Includes the following payments made by the Company on behalf of Mr. Kingsford in 1999: $139 in matching contributions under the Company's 401(k) Savings Plan; and $426 in term life insurance premiums.

STOCK OPTIONS:

     The following table contains information concerning options granted to the Chief Executive Officer and our four next highly compensated executive officers who were serving as executive officers at the end of fiscal 2001.

                          OPTION GRANTS IN FISCAL 2001

                                   NUMBER OF
                                    SHARES         PERCENT OF
                                  UNDERLYING      TOTAL OPTIONS
                                    OPTIONS        GRANTED TO
                                  GRANTED IN      EMPLOYEES IN      EXPIRATION    EXERCISE     GRANT VALUE
              NAME                FISCAL YEAR    FISCAL YEAR (%)       DATE       PRICE ($)     DATE ($)
              ----                -----------    ---------------    ----------    ---------    -----------
Thomas C. Shull(1)..............    500,000            50%              (2)         $0.30       $  81,000(3)
Brian C. Harriss................          0             0%               --            --              --
Michael D. Contino..............          0             0%               --            --              --
Charles F. Messina..............          0             0%               --            --              --
William C. Kingsford............          0             0%               --            --              --

---------------
     (1) Stock options granted to Thomas C. Shull during fiscal 2001 are subject to the terms and conditions of the December 2001 Services Agreement. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

     (2) These options expire on the second anniversary of the termination of the December 2001 Services Agreement. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

     (3) The fair value of each option granted to Mr. Shull during fiscal 2001 is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 2.82%, expected lives of 1.25 years, expected volatility of 129.73%, and no expected dividends.

     The following table contains information concerning the fiscal 2001 year-end values of all options granted to the Chief Executive Officer and our four next highly compensated executive officers who were serving as executive officers at the end of fiscal 2001.

                         FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SHARES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               SHARES                         FISCAL YEAR-END (#)           FISCAL YEAR-END (#)
                            ACQUIRED ON       VALUE       ---------------------------   ---------------------------
           NAME             EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             ------------   ------------   -----------   -------------   -----------   -------------
Thomas C. Shull(1)........       0              $0         1,350,000      1,850,000      $135,000       $160,000
Brian C. Harriss(2).......       0              $0           291,667        208,333             0              0
Michael D. Contino(2).....       0              $0           287,500        162,500             0              0
Charles F. Messina(2).....       0              $0            25,000         75,000             0              0
William C. Kingsford(2)...       0              $0            79,367         30,750             0              0

---------------
(1) 2,700,000 options were awarded to Mr. Shull under the December 2000 Services Agreement. Of such options, 1,350,000 are exercisable and the remaining 1,350,000 are exercisable on June 30, 2002, or earlier under certain circumstances. These options expire on the second anniversary of the termination of the December 2001 Services Agreement. An additional 500,000 options were awarded to Mr. Shull under the December 2001 Services Agreement. These options are exercisable on March 31, 2003, or earlier under certain circumstances, and expire on the third anniversary of the termination of the December 2001 Services Agreement.

(2) 200,000 options for Mr. Contino, 400,000 options for Mr. Harriss and 69,117 options for Mr. Kingsford represent options granted pursuant to the 1996 Stock Option Plan. Under this plan, these options become exercisable after three years and expire after six years from the date of grant. Additionally, 150,000 options for Mr. Contino, 100,000 options for Mr. Messina, 100,000 options for Mr. Harriss and 41,000 options for Mr. Kingsford represent options granted pursuant to the 2000 Management Stock Option Plan. Under this plan, these options become exercisable after four years and expire after ten years from the date of grant. An additional 100,000 options for Mr. Contino represents options granted effective November 3, 1999. These options become exercisable after four years.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS:

     December 2000 Services Agreement. Effective December 5, 2000, Thomas C. Shull, Meridian Ventures, LLC, a limited liability company controlled by Mr. Shull ("Meridian"), and the Company entered into a Services Agreement (the "December 2000 Services Agreement"). The December 2000 Services Agreement was replaced by a subsequent services agreement, dated as of August 1, 2001 (the "August 2001 Services Agreement"), among Mr. Shull, Meridian and the Company, and a Services Agreement, dated as of December 14, 2001 (the "December 2001 Services Agreement"), among Mr. Shull, Meridian, and the Company, as described below. Pursuant to the December 2000 Services Agreement, the Company granted Mr. Shull and the consultants stock options (the "Meridian Options") for an aggregate four million (4,000,000) shares of the Company's Common Stock.

     Hanover Direct, Inc. Key Executive Eighteen-Month Compensation Continuation Plan. Effective April 27, 2001, the Company terminated the Hanover Direct, Inc. Key Executive Thirty-Six Month Compensation Continuation Plan and the Hanover Direct, Inc. Key Executive Twenty-Four Month Compensation Continuation Plan. Effective April 27, 2001, the Company established the Hanover Direct, Inc. Key Executive Eighteen Month Compensation Continuation Plan (the "Executive Plan") for its Chief Executive Officer, corporate executive vice presidents, corporate senior vice presidents, strategic unit presidents, and other employees selected by its Chief Executive Officer. The purpose of the Executive Plan is to attract and retain key management personnel by reducing uncertainty and providing greater personal security in the event of a Change of Control. For purposes of the Executive Plan, a "Change of Control" will occur: (i) when any person becomes, through an acquisition, the beneficial owner of shares of the Company having at least 50% of the total number of votes that may be cast for the election of directors of the Company (the "Voting Shares"); provided, however, that the following acquisitions shall not constitute a Change of Control: (a) if a person owns less than 50% of the voting power of the Company and that person's ownership increases above 50% solely by virtue of an acquisition of stock by the Company, then no Change of Control will have occurred unless and until that person subsequently acquires one or more additional shares representing voting power of the Company; or (b) any acquisition by a person who as of the date of the establishment of the Executive Plan owned at least 33% of the Voting Shares;
(ii)(a) notwithstanding the foregoing, a Change of Control will occur when the stockholders of the Company approve any of the following (each, a "Transaction"): (I) any reorganization, merger, consolidation or other business combination of the Company; (II) any sale or series of sales since April 27, 2001 involving an aggregate of 50% or more of the market value of the Company's assets

(for this purpose, such 50% amount is deemed to be $107.6 million) (an "Asset Sale"); or (III) a complete liquidation or dissolution of the Company; (b) notwithstanding (ii)(a), stockholder approval of either of the following types of Transactions will not give rise to a Change of Control: (I) a Transaction involving only the Company and one or more of its subsidiaries; or (II) a Transaction (other than an Asset Sale) immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity; (iii) when, within any 24 month period, persons who were directors of the Company (each, a "Director") immediately before the beginning of such period (the "Incumbent Directors") cease (for any reason other than death or disability) to constitute at least a majority of the Board of Directors or the board of directors of any successor to the Company (For purposes of (iii), any Director who was not a Director as of the effective date of the Executive Plan will be deemed to be an Incumbent Director if such Director was elected to the Board of Directors by, or on the recommendation of, or with the approval of, at least a majority of the members of the Board of Directors or the nominating committee who, at the time of the vote, qualified as Incumbent Directors either actually or by prior operation of (iii), and any persons (and their successors from time to time) who are designated by a holder of 33% or more of the Voting Shares to stand for election and serve as Directors in lieu of other such designees serving as Directors on the effective date of the Executive Plan shall be considered Incumbent Directors. Notwithstanding the foregoing, any director elected to the Board of Directors to avoid or settle a threatened or actual proxy contest shall not, under any circumstances, be deemed to be an Incumbent Director); or (iv) when the Company sells, assigns or transfers more than 50% of its interest in, or the assets of, one or more of its subsidiaries (each, a "Sold Subsidiary" and, collectively, the "Sold Subsidiaries"); provided, however, that such a sale, assignment or transfer will constitute a Change of Control only for: (a) the Executive Plan participants who are employees of that Sold Subsidiary; and
(b) the Executive Plan participants who are employees of a direct or indirect parent company of one or more Sold Subsidiaries, and then only if: (I) the gross assets of such parent company's Sold Subsidiaries constitute more than 50% of the gross assets of such parent company (calculated on a consolidated basis with the direct and indirect subsidiaries of such parent company and with reference to the most recent balance sheets of the Sold Subsidiaries and the parent company); (II) the property, plant and equipment of such parent company's Sold Subsidiaries constitute more than 50% of the property, plant and equipment of such parent company (calculated on a consolidated basis with the direct and indirect subsidiaries of such parent company and with reference to the most recent balance sheets of the Sold Subsidiaries and the parent company); or (III) in the case of a publicly-traded parent company, the ratio (as of the date a binding agreement for the sale is entered) of (x) the capitalization (based on the sale price) of such parent company's Sold Subsidiaries, to (y) the market capitalization of such parent company, is greater than 0.50. (For purposes of (iv), a Transaction shall be deemed to involve the sale of more than 50% of a company's assets if: (a) the gross assets being sold constitute more than 50% of the gross assets of the Company as stated on the most recent balance sheet of the Company; (b) the property, plant and equipment being sold constitute more than 50% of the property, plant and equipment of the Company as stated on the most recent balance sheet of the Company; or (c) in the case of a publicly-traded company, the ratio (as of the date a binding agreement for the sale is entered) of (x) the capitalization (based on the sale price) of the division, subsidiary or business unit being sold, to (y) the market capitalization of the Company, is greater than 0.50. For purposes of this (iv), no Change of Control will be deemed to have occurred if, immediately following a sale, assignment or transfer by the Company of more than 50% of its interest in, or the assets of, a Sold Subsidiary, any stockholder of the Company owning 33% or more of the voting power of the Company immediately prior to such transaction, owns no less than the equivalent percentage of the voting power of the Sold Subsidiary.)

     Under the Executive Plan, an Executive Plan participant shall be entitled to Change of Control Benefits under the Executive Plan solely if there occurs a Change of Control and thereafter the Company terminates his/her employment other than For Cause (as defined in the Executive Plan) or the participant voluntarily terminates his/her employment with the Company For Good Reason (as defined in the Executive Plan), in either case, solely during the 2-year period immediately following the Change of Control. A participant will not be entitled to Change of Control Benefits under the Executive Plan if: (i) he/she voluntarily terminates his/her employment with the Company or has his/her employment with the Company terminated by the Company, in either case, prior to a Change of Control, (ii) he/she voluntarily terminates employment with the Company following a Change of Control but other than For Good Reason, (iii) he/she is terminated by the Company following a Change of Control For Cause, (iv) has his/her employment with the Company terminated solely on account of his/her death, (v) he/she voluntarily or involuntarily terminates his/her employment with the Company following a Change of Control as a result of his/her Disability (as defined in the Executive Plan), or (vi) his/her employment with the Company is terminated by the Company upon or following a Change of Control but where he/she receives an offer of comparable employment, regardless of whether the participant accepts the offer of comparable employment.

     The Change of Control Benefits under the Executive Plan are as follows: (i) an amount equal to 18 months of the participant's annualized base salary; (ii) an amount equal to the product of 18 multiplied by the applicable monthly premium that would be charged by the Company for COBRA continuation coverage for the participant, the participant's spouse and the dependents of the participant under the Company's group health plan in which the participant was participating and with the coverage elected by the participant, in each case immediately prior to the time of the participant's termination of employment with the Company;
(iii) an amount equal to 18 months of the participant's car allowance then in effect as of the date of the termination of the participant's employment with the Company; and (iv) an amount equal to the cost of 12 months of executive-level outplacement services at a major outplacement services firm.

     Transaction Bonus Letters. During May 2001, each of Charles F. Messina, Thomas C. Shull, Brian C. Harriss and Michael D. Contino (each, a "Participant") entered into a letter agreement with the Company (a "Transaction Bonus Letter") under which the Participant would be paid a bonus on the occurrence of certain transactions involving the sale of certain of the Company's businesses. In addition, Mr. Shull is a party to a "Letter Agreement" with the Company, dated April 30, 2001, pursuant to which, following the termination of the December 2000 Services Agreement, in the event he is terminated without cause during any period of his continued employment as the Chief Executive Officer of the Company, he shall be paid one year of his annual base salary (the "Shull Termination Payment"). The Company has amended the Executive Plan to provide that, notwithstanding anything to the contrary contained in the Executive Plan,
Section 10.2 of the Executive Plan shall not be effective with respect to the payment of (i) a Participant's "Transaction Bonuses," and/or (ii) the Shull Termination Payment. The payment of any such "Transaction Bonus" to any of the Participants, and/or the payment of the Shull Termination Payment, shall be paid in addition to, and not in lieu of, any Change of Control Benefit payable to any Participant or Mr. Shull pursuant to the terms of the Executive Plan. The Transaction Bonus Letters, other than with respect to Mr. Harriss, remain in effect.

     Letter Agreement with Mr. Shull and Meridian. On April 30, 2001, Mr. Shull, Meridian and the Company entered into a letter agreement (the "Letter Agreement") specifying Mr. Shull's rights under the Executive Plan, which is discussed above. Under the Letter Agreement, Mr. Shull and Meridian agreed that, so long as the Executive Plan is in effect and Mr. Shull is a Participant thereunder, Meridian and Mr. Shull will accept the Change in Control Benefits provided for in the Executive Plan in lieu of the compensation contemplated by the December 2000 Services Agreement between them (which benefits amounts will not be offset against the December 2000 flat fee provided for in the December 2000 Services Agreement and shall be payable at such times and in such amounts as provided in the Executive Plan rather than in a lump sum payable within five business days after the termination date of the December 2000 Services Agreement as contemplated by the December 2000 Services Agreement). For purposes of the change in control benefits under the Executive Plan and the Letter Agreement, Mr. Shull's annualized base salary is $600,000. In addition to the benefits provided by the December 2000 Services Agreement, Mr. Shull and those persons named in the December 2000 Services Agreement shall also be entitled to the optional cash out of stock options as provided in the Executive Plan. Under the Letter Agreement, Mr. Shull is also entitled to payment of one year annual base salary in the event he is terminated without cause during any period of his continued employment as the Chief Executive Officer of the Company following the termination of the December 2000 Services Agreement. The participation and benefits to which Mr. Shull is entitled under the Executive Plan shall also survive the termination of the December 2000 Services Agreement pursuant to the terms thereof in the event that Mr. Shull is still employed as the Chief Executive Officer of the Company and is a Participant under the Executive Plan. Should the Executive Plan no longer be in effect or Mr. Shull no longer be a Participant thereunder, Meridian and Mr. Shull shall continue to be entitled to the compensation contemplated by the December 2000 Services Agreement.

     August 2001 Services Agreement. As of August 1, 2001, Mr. Shull, Meridian and the Company entered into the August 2001 Services Agreement, which replaced the December 2000 Services Agreement which was to expire in December 2001. The August 2001 Services Agreement was replaced by the December 2001 Services Agreement, as described below.

     December 2001 Services Agreement. As of December 14, 2001, Mr. Shull, Meridian and the Company entered into the December 2001 Services Agreement, which replaced the August 2001 Services Agreement which was to expire in June 30, 2002. The December 2001 Services Agreement was amended on April 12, 2002. Under the December 2001 Services Agreement, Meridian will provide for the benefit of the Company the services of Mr. Shull. The term of the December 2001 Services Agreement, and the term for the services of Mr. Shull began on December 14, 2001 and will terminate on March 31, 2003 (the "December 2001 Agreement Term"). On or prior to February 1, 2003, the Company may extend the December 2001 Agreement Term on a day to day basis upon written notice to Mr. Shull, and thereafter, either Mr. Shull or the Company may terminate the December 2001 Services Agreement and the December 2001 Agreement Term with 60 days notice to the other.

     Under the December 2001 Services Agreement, Meridian is to receive from the Company $75,000 per month for the services of Mr. Shull (the "December 2001 Base Fee"). The Company also is required to pay Meridian $15,000 per month during the December 2001 Agreement Term (the "December 2001 Flat Fee"). The Company also reimburses Mr. Shull for reasonable out-of-pocket expenses incurred on behalf of the Company.

     Under the December 2001 Services Agreement, the Company shall make a lump sum cash payment of $450,000 to Meridian on June 30, 2002, provided the December 2001 Services Agreement is then in effect. This payment will be made by the end of 2002.

     Under the December 2001 Services Agreement, the Company guaranteed Mr. Shull a target bonus for the Company's 2001 fiscal year pursuant to the Company's 2001 Management Incentive Plan equal to $300,000, which was paid during the first quarter of 2002. In addition, Mr. Shull has earned a maximum bonus for the Company's 2001 fiscal year pursuant to the Company's 2001 Management Incentive Plan equal to $600,000 (including the above-described target bonus). This payment will be made by the end of 2002.

Mr. Shull shall receive the same bonus amount for fiscal 2002 under the Company's 2002 Management Incentive Plan as all other Class 8 participants (as defined in such Plan) receive under such Plan for such period, subject to all of the terms and conditions applicable generally to Class 8 participants thereunder.

     The Company also acknowledged in the December 2001 Services Agreement that it has extended the benefits of its Executive Plan, and its transaction bonus program, to Mr. Shull.

     Under the December 2001 Services Agreement, upon the closing of any transaction which constitutes a Change of Control (as defined in the December 2001 Services Agreement), provided that Mr. Shull is then employed by the Company, the Company shall make a lump sum cash payment to Meridian on the date of such closing of $900,000 pursuant to the Executive Plan, $300,000 pursuant to the Company's transaction bonus program and at least $300,000 in target bonus (plus any amount of maximum bonus) payable pursuant to the Company's 2001 Management Incentive Plan. Any such lump sum payment would be in lieu of (i) any cash payment under the December 2001 Services Agreement as a result of a termination of the December 2001 Services Agreement upon the first day after the acquisition of the Company (whether by merger or the acquisition of all of its outstanding capital stock) or the tenth day after the sale or series of sales since April 27, 2001 involving an aggregate of 50% or more of the market value of the Company's assets (for this purpose under the December 2001 Services Agreement, such 50% amount shall be deemed to be $107.6 million), and (ii) the aggregate amount of December 2001 Base Fees and December 2001 Flat Fees to which Meridian would have otherwise been entitled through the end of the December 2001 Agreement Term.

     Pursuant to the December 2001 Services Agreement, the Company has granted to Mr. Shull and the Consultants options for an aggregate of 1,000,000 shares of the Company's Common Stock with an exercise price equal to the closing price on December 14, 2001 (the "2001 Options"). Edward M. Lambert, the Company's Executive Vice President and Chief Financial Officer, was a Consultant at the time of the December 2001 Services Agreement and was awarded 300,000 of the 2001 Options.

     Under the December 2001 Services Agreement, additional amounts are payable to Meridian by the Company under certain circumstances upon the termination of the December 2001 Services Agreement. If the termination is on account of the expiration of the December 2001 Agreement Term, Meridian shall be entitled to receive a lump sum payment equal to $450,000 in severance pay and at least $300,000 in target or maximum bonus pursuant to the Company's 2001 Management Incentive Plan or 2002 Management Incentive Plan, as applicable. If the termination is on account of the Company's material breach of the December 2001 Services Agreement or the Company's termination of the engagement of Meridian and Mr. Shull where there has been no Willful Misconduct (as defined in the December 2001 Services Agreement) or material breach thereof by either Mr. Shull or Meridian, Meridian shall be entitled to receive (i) a lump sum payment equal to the aggregate amount of December 2001 Base Fees and December 2001 Flat Fees to which it would have otherwise been entitled through the end of the December 2001 Agreement Term, plus (ii) $600,000 in severance pay and at least $300,000 in target or maximum bonus pursuant to the Company's 2001 or 2002 Management Incentive Plan, as applicable. If the termination is on account of the acquisition of the Company (whether by merger or the acquisition of all of its outstanding capital stock) or the sale or series of sales since April 27, 2001 involving an aggregate of 50% or more of the market value of the Company's assets (for this purpose under the December 2001 Services Agreement, such 50% amount shall be deemed to be $107.6 million) (an "Asset Sale") and the amount realized in the transaction is less than $0.50 per common share (or the equivalent of $0.50 per common share), and if and only if the Company's Executive Plan shall not then be in effect, Meridian shall be entitled to receive a lump sum payment equal to the aggregate amount of December 2001 Base Fees and December 2001 Flat Fees to which it would have otherwise been entitled through the end of the December 2001 Agreement Term. If the termination is on account of the acquisition of the Company (whether by merger or the acquisition of all of its outstanding capital stock) or the sale or series of sales since April 27, 2001 involving an aggregate of 50% or more of the market value of the Company's assets (for this purpose under the December 2001 Services Agreement, such 50% amount shall be deemed to be $107.6 million) and the amount realized in the transaction equals or exceeds $0.50 per common share (or the equivalent of $0.50 per common share), and if and only if the Company's Executive Plan shall not then be in effect, Meridian shall be entitled to receive a lump sum payment equal to the greater of the aggregate amount of December 2001 Base Fees and December 2001 Flat Fees to which it would have otherwise been entitled through the end of the December 2001 Agreement Term or $1,000,000. If the termination is on account of an acquisition or sale of the Company (whether by merger or the acquisition of all of its outstanding capital stock) or the sale or series of sales since April 27, 2001 involving an aggregate of 50% or more of the market value of the Company's assets (for this purpose under the December 2001 Services Agreement, such 50% amount shall be deemed to be $107.6 million) and the Company's Executive Plan shall then be in effect, Mr. Shull shall be entitled to receive his benefit under the Company's Executive Plan plus a lump sum cash payment on the date of closing of such sale or acquisition of $300,000 pursuant to the Company's transaction bonus program and at least $300,000 in target bonus (plus any amount of maximum bonus) payable pursuant to the Company's 2001 Management Incentive Plan or 2002 Management Incentive Plan, as applicable.

     Under the December 2001 Services Agreement, the Company is required to maintain directors' and officers' liability insurance during the December 2001 Agreement Term. The Company is also required to indemnify Meridian, Mr. Shull or any member, officer or employee of, or consultant, contractor or subcontractor to, Meridian who serves as a Consultant to the Company.

     The Transaction Bonus Letter between the Company and Mr. Shull remains valid and in effect, pursuant to which the Company shall pay Mr. Shull a lump sum transaction bonus equal to $300,000 on the date of closing of any transaction which constitutes a Change of Control (as defined in the Company's Executive Plan) provided that he is actively employed by the Company on the date the Change of Control occurs. Mr. Shull's voluntary termination or involuntary termination for cause shall cause such transaction bonus to become null and void.

STOCK OPTION AND EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION:

     At various times during the fiscal year ended December 29, 2001, the Stock Option and Executive Compensation Committee of the Board of Directors of the Company consisted of Alan Grieve, Kenneth Krushel, Alan G. Quasha, Eloy Michotte and Ralph Destino. None of such persons was, during such fiscal year or formerly, an officer or employee of the Company or any of its subsidiaries or had any relationship with the Company other than serving as a Director of the Company. During the 2001 fiscal year, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Stock Option and Executive Compensation Committee. During the 2001 fiscal year, no executive officer of the Company served as a director of another entity, one of whose executive officers served as a member of the Stock Option and Executive Compensation Committee. During the 2001 fiscal year, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company.

REPORT OF THE STOCK OPTION AND EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE
COMPENSATION:

     The Stock Option and Executive Compensation Committee (the "Compensation Committee"), currently consisting of E. Pendleton James (Chairman), Kenneth Krushel and Basil P. Regan, each an outside director, has the responsibility, under delegated authority from the Company's Board of Directors, for developing, administering and monitoring the executive compensation policies of the Company and making recommendations to the Company's Board of Directors with respect to these policies. The Board of Directors has accepted the Compensation Committee's recommendations for 2001 compensation.

  Executive Compensation Philosophy

     The Compensation Committee's executive compensation philosophy supports the Company's overall business strategy and has at its core a strong link between pay, performance and retention. The philosophy emphasizes recognition of achievement at both the Company and individual level. A significant portion of compensation delivered to executives to reflect such achievement is intended to be in the form of long-term incentives. This long-term focus emphasizes sustained performance and encourages retention of executive talent. In addition, executives are encouraged to hold a significant ownership stake in the Company so that their interests are closely aligned with those of the stockholders in terms of both risk and reward.

     The specific executive compensation plans are designed to support the executive compensation philosophy. Compensation of the Company's executives consists of three components, which are discussed below: salary, annual incentive awards and long-term incentive awards. Base salary levels have been established in order to attract and retain key executives, commensurate with their level of responsibility within the organization. Annual incentives closely link executive pay with performance in areas that are critical to the Company's short-term operating success. Long-term incentives motivate executives to make decisions that are in the best interests of the Company's owners and reward them for the creation of stockholder value. It is the intent of both the Company and the Compensation Committee that the components of the executive compensation program will support the Company's compensation philosophy, reinforce the Company's overall business strategy, and ultimately drive stockholder value creation.

  Base Salaries

     Individual salaries for executives of the Company, other than Mr. Shull, are generally influenced by several equally weighted factors: the qualifications and experience of the executive, the executive's level of responsibility within the organization, pay levels at firms which compete with the Company for executive talent, individual performance, and performance-related factors used by the Company to determine annual incentive awards. Mr. Shull's compensation and other benefits are specified in the December 2001 Services Agreement which was the product of arm's-length negotiations. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

     The base salaries of the Company's executives are subject to periodic review and adjustment. Annual salary adjustments are made based on the factors described above.

  Annual Incentive Awards

     In addition to base salaries, each of the Company's executives and selected key managers participate in the Company's Management Incentive Plan. Currently, approximately 215 executives and key managers are eligible to participate in the annual Management Incentive Plan. Under this plan, each participant is assigned a target bonus, expressed as a percentage of his/her base salary, which is paid if all performance targets are fully met. It is the policy of the Compensation Committee to position target bonuses at competitive levels. Individual target bonuses are based on the person's responsibility level in the organization and the bonus award opportunity at the other organizations included in the performance chart. Target bonus levels range from 5% to 100% of salary. Target bonus opportunities for Messrs. Contino, Harriss, Messina and Shull for fiscal year 2001 were 50% of salary while maximum bonuses were 100% of salary.

     Participants are eligible to receive an annual bonus depending upon the extent to which certain goals are achieved. As in past years, performance goals for 2001 were based on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), net sales, variable contribution and other business objectives. Goals are set at both the corporate and business unit levels, depending on the participant's scope of responsibility thus encouraging teamwork amongst the Company's employees. The importance of each goal in determining a participant's bonus award also depends on his/her scope of responsibility. Actual bonus levels vary depending upon the degree of achievement in relationship to the performance goals.

     Payouts of awards have been determined based on the Company's performance during fiscal 2001. Payments to the Chief Executive Officer and the four next most highly compensated executive officers under the 2001 Management Incentive Plan aggregated $1,646,156. One hundred percent of awards made under the bonus plan are currently paid in cash, in some cases on a deferred basis.

  Long-Term Incentive Awards

     1993 Executive Equity Incentive Plan

     The 1993 Executive Equity Incentive Plan terminated in accordance with its terms on December 31, 1996. Such plan provided executives and other key employees with incentives to maximize the long-term creation of stockholder value. The long-term incentive plan encouraged executives to acquire and retain a significant ownership stake in the Company. Under the plan, executives were given an opportunity to purchase shares of Common Stock with up to 80% of the purchase price financed with a full recourse Company loan. For each share of stock an employee purchased, he/she received an option to acquire two additional shares of Common Stock, to a maximum of 250,000 shares in the aggregate, which vest after three years and expire after six years. By creating this opportunity, the Company encouraged executives to own Common Stock thereby aligning executives' interests with those of the stockholders. The number of shares offered for purchase to each executive and the corresponding number of tandem options increased with the executive's level of responsibility within the organization.

     In December 1999, the rights of certain participants in this plan expired. These participants had cumulative promissory notes of approximately $1.0 million payable to the Company, comprised of $0.8 million of principal and $0.2 million of interest, on the expiration date. Accordingly, collateral encompassing 20,000 shares, 80,000 shares and 294,249 shares of the Company's Common Stock in fiscal years 2001, 2000 and 1999 respectively, held in escrow on behalf of each participant, was transferred to and retained by the Company in satisfaction of the aforementioned promissory notes, which were no longer required to be settled. The Company recorded these shares as treasury stock. Furthermore, these participants forfeited their initial 20% cash down payment, which was required for entry into the 1993 Executive Equity Incentive Plan.

     1996 Stock Option Plan

     The purpose of the 1996 Stock Option Plan is to provide employees of the Company and its subsidiaries with a larger personal and financial interest in the success of the Company through the grant of stock-based incentive compensation. Under the plan, employees may be granted options to purchase shares of Common

Stock at the fair market value on the date of grant. The total options granted to an employee is one-half performance-based. The 1996 Stock Option Plan provides that options may be granted for terms of not more than 10 years.

     All employees are eligible to participate in the 1996 Stock Option Plan. During 2001, no options to purchase shares of Common Stock were granted pursuant to the 1996 Stock Option Plan.

     1999 Stock Option Plan for Directors

     The purpose of the 1999 Stock Option Plan for Directors is to advance the interests of the Company by providing non-employee directors of the Company, through the grant of options to purchase shares of Common Stock, with a larger personal and financial interest in the success of the Company. Under the terms of the plan, directors who are neither employees of the Company nor nonresident aliens shall be granted an option to purchase 50,000 shares of Common Stock as of the effective date of his or her initial appointment or election to the Board or, if later, the effective date of the plan, and shall be granted an option to purchase 10,000 shares of Common Stock on August 4, 2000 and August 3, 2001, provided that such directors continue to serve as directors on such dates. The price at which shares of Common Stock may be purchased upon the exercise of the options granted under the plan shall be the fair market value of such shares on the date of grant of the options. The plan provides that options shall be granted for terms of 10 years and shall vest one-third, one-third and one-third on the first, second and third anniversaries of the date of grant. In addition, options may not be exercised more than 3 months after a participant ceases to be a director of the Company, except in the case of death or disability, in which cases options may be exercised within 12 months after the date of such death or disability.

     During 2001, a total of 80,000 options to purchase shares of Common Stock were granted to eligible directors all in accordance with the 1999 Stock Option Plan for Directors. A total of 250,000 options to purchase shares of Common Stock which were granted to eligible directors under the 1999 Stock Option Plan for Directors have expired following the resignation of such directors from the Company's Board of Directors or such director declining to stand for reelection. As of December 29, 2001, 370,000 options to purchase Common Stock under the 1999 Stock Option Plan for Directors were outstanding, of which 253,332 options were exercisable.

     During 2002, 50,000 options to purchase shares of Common Stock were granted to one eligible director in accordance with the 1999 Stock Option Plan for Directors.

     2000 Management Stock Option Plan

     The purpose of the 2000 Management Stock Option Plan is to advance the interests of the Company and its stockholders by providing employees of the Company, through the grant of options to purchase shares of Common Stock, with a larger personal and financial interest in the success of the Company. Under the terms of the plan, officers, directors, agents, and employees of the Company and consultants to the Company or of any subsidiary of the Company may be granted options to purchase shares of Common Stock at their fair market value on the date of grant. The plan provides that options may be granted for terms of not more than 10 years and shall vest according to the terms of the grant of the options. In addition, options may not be exercised more than 30 days after a participant ceases to be an employee of the Company, except in the case of death, disability or retirement, in which cases options may be exercised within 90 days after the date of death, disability or retirement.

     During 2001 and to date during 2002, no options to purchase shares of Common Stock were granted in accordance with the 2000 Management Stock Option Plan. During 2001, 30,000 options to purchase shares of Common Stock were granted to three former Directors of the Company serving as consultants in accordance with the 2000 Management Stock Option Plan.

     2002 Stock Option Plan for Directors

     The purpose of the 2002 Stock Option Plan for Directors, which is subject to ratification by stockholders at the Annual Meeting, is to advance the interests of the Company by providing non-employee directors of the Company, through the grant of options to purchase shares of Common Stock, with a larger personal and financial interest in the success of the Company. Under the terms of the plan, directors who are neither employees of the Company nor nonresident aliens shall be granted an option to purchase 50,000 shares of Common Stock as of the effective date of his or her initial appointment or election to the Board or, if later, the effective date of the plan, and shall be granted an option to purchase 25,000 shares of Common Stock on August 2, 2002, August 1, 2003 and August 3, 2004, provided that such directors continue to serve as directors on such dates. The price at which shares of Common Stock may be purchased upon the exercise of the options granted under the plan shall be the fair market value of such shares on the date of grant of the options. The plan provides that options shall be granted for terms of 10 years and shall vest in thirds on the first, second and third anniversaries of the date of grant. In addition, options may not be exercised more than 3 months after a participant ceases to be a director of the Company, except in the case of death or disability, in which case options may be exercised within 12 months after the date of death or disability. See Proposal 3 -- Ratification of 2002 Stock Option Plan for Directors.

  Chief Executive Officer Compensation

     On December 5, 2000, Thomas C. Shull was named President and Chief Executive Officer and was elected to the Board of Directors of the Company. Effective on that date, Mr. Shull, Meridian and the Company entered into the December 2000 Services Agreement. Under the December 2000 Services Agreement, Meridian will provide for the benefit of the Company the services of Mr. Shull and the Consultants. The term of the December 2000 Services Agreement, and the term for the services of Mr. Shull, began on December 5, 2000 and would have terminated on December 4, 2001, while the term for the services of the Consultants would have terminated on June 4, 2001. The December 2000 Services Agreement was replaced by the August 2001 Services Agreement, pursuant to which the term of the services of Mr. Shull and the Consultants began on August 1, 2001 and would have terminated on June 30, 2002. The August 2001 Services Agreement was replaced by the December 2001 Services Agreement, pursuant to which the term of the services of Mr. Shull and the Consultants began on December 14, 2001 and will terminate on March 31, 2003. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

  Nondeductible Compensation

     Section 162(m) of the Internal Revenue Code, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1,000,000 (the "$1 Million Limit") paid to a company's chief executive officer and four other most highly compensated executive officers, as reported in its proxy statement. Qualifying performance-based compensation is not subject to the deduction limit, if certain requirements are met. The Company has not structured certain aspects of the performance-based portion of the compensation for its executive officers (which currently includes awards under performance based annual management incentive plans) in a manner that complies with the statute. Payments of compensation in 2001 relating to Thomas C. Shull exceeded the $1 Million Limit; consequently, the excess of such payments over the $1 Million Limit is not deductible.

                                          Respectfully Submitted,

                                          The Stock Option and Executive
                                          Compensation Committee

                                          E. Pendleton James (Chairman)
                                          Kenneth J. Krushel
                                          Basil P. Regan

REPORT OF THE AUDIT COMMITTEE:

     The Audit Committee has reviewed and discussed with management and Arthur Andersen LLP ("AA"), the Company's independent auditors, the Company's audited financial statements as of and for the year ended December 29, 2001. The Audit Committee is aware that the Company has obtained a letter of representation from AA that such audit was subject to AA's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of AA personnel working on audits and availability of national office consultation.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS 90.

     The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

     Based on the review and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2001.

                                          Respectfully Submitted,

                                          The Audit Committee

                                          J. David Hakman (Chairman)
                                          Kenneth J. Krushel
                                          E. Pendleton James

PERFORMANCE GRAPH:

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock for each of the Company's last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of (i) the Standard & Poor's 500 Stock Index (which includes the Company) and (ii) peer issuers from the Company's line of business selected by the Company in good faith.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG HANOVER DIRECT, INC., THE S&P 500 INDEX AND A PEER GROUP

                              [COMPARISION GRAPH]

--------------------------------------------------------------------------------
                        12/96     12/97     12/98     12/99     12/00     12/01
--------------------------------------------------------------------------------
 HANOVER DIRECT,
  INC.                 $100.00   $400.00   $458.33   $483.33   $50.00    $ 49.33
 S&P 500               $100.00   $119.26   $157.14   $177.69   $97.48    $191.80
 PEER GROUP            $100.00   $133.36   $171.47   $207.56   $188.66   $166.24

* Direct Marketing Peer Group consists of direct merchandising companies that market their products through alternative distribution channels, such as mail or television media; peer companies include Blair, Lands' End, Lillian Vernon, Spiegel and Williams Sonoma. Damark International, Inc. was removed from the Direct Marketing Peer Group in 2001.

NOTE: Assumes $100 invested on December 31, 1996 in the Company's Common Stock,
      S&P 500 Stock Index and the Direct Marketing Peer Group, and that dividends of each are reinvested quarterly.

DIRECTOR COMPENSATION:

     Standard Arrangements. Non-employee directors of the Company or its subsidiaries receive an annual cash fee of $40,000. During fiscal year 2001, certain directors received per diem fees for extraordinary services not exceeding $60,000 in the aggregate per person. In addition, such directors participate in the Eighteen Month Compensation Continuation Plan for Directors, the 1999 Stock Option Plan for Directors and the 2002 Stock Option Plan for Directors. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." The Company does not compensate its employees, or employees of its subsidiaries, who serve as directors. During fiscal 2001, the Company provided $50,000 of term life insurance for each director.

     During 2001, a total of 80,000 options to purchase shares of Common Stock were granted to eligible directors in accordance with the 1999 Stock Option Plan for Directors. During 2001, 10,000 options to purchase shares of Common Stock under the 1999 Stock Option Plan for Directors were exercised. A total of 250,000 options to purchase shares of Common Stock which were granted to eligible directors under the 1999 Stock Option Plan for Directors have expired following the resignation of such directors from the Company's Board of Directors. As of December 29, 2001, 370,000 options to purchase Common Stock under the 1999 Stock Option Plan for Directors were outstanding, of which 253,332 options were exercisable.

     During 2002, 50,000 options to purchase shares of Common Stock were granted to one eligible director in accordance with the 1999 Stock Option Plan for Directors.

     Hanover Direct, Inc. Directors Change of Control Plan. Effective May 3, 2001, the Company's Board of Directors established the Hanover Direct, Inc. Directors Change of Control Plan (the "Directors Plan") for all Directors of the Company except for (i) any Director who is also an employee of the Company for purposes of the Federal Insurance Contributions Act; or (ii) any persons (and their successors from time to time) who are designated by a holder of thirty-three percent (33%) or more of the Voting Shares to stand for election and serve as a Director. For purposes of the Directors Plan, a "Change of Control" will occur upon the occurrence of any of the events specified in item
(i), (ii) or (iii) of the definition of "Change in Control" under the Executive Plan, as discussed above.

     A participant in the Directors Plan shall be entitled to receive a Change of Control Payment under the Directors Plan if there occurs a Change of Control and he/she is a Director on the effective date of such Change of Control. A Change of Control Payment under the Directors Plan shall be an amount equal to the greater of (i) $40,000 or (ii) 150% of the sum of the annual retainer fee, meeting fees and per diem fees paid to a Director for his/her service on the Board of Directors of the Company during the 12-month period immediately preceding the effective date of the Change of Control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS:

     At March 25, 2002, Richemont Finance S.A. ("Richemont"), a Luxembourg company, owned approximately 20.8% of the Company's Common Stock outstanding and 100% of the of Series B Preferred Stock outstanding (collectively representing approximately 29.1% of the combined voting power of Voting Stock), through direct ownership.

     At December 29, 2001, current and former officers and executives of the Company (which did not include the Chief Executive Officer or any of the 4 most highly compensated executive officers) owed the Company approximately $0.3 million, excluding accrued interest, under the 1993 Executive Equity Incentive

Plan. These amounts due to the Company bear interest at rates ranging from 5.54% to 7.75% and are due or will be due during 2002.

     On December 19, 2001, the Company consummated a transaction with Richemont (the "Richemont Transaction"). In the Richemont Transaction, the Company repurchased from Richemont all of the outstanding shares of the Series A Preferred Stock and 74,098,769 shares of the Common Stock of the Company held by Richemont in return for the issuance to Richemont of 1,622,111 shares of newly-created Series B Preferred Stock and the reimbursement of expenses of $1 million to Richemont. Richemont agreed, as part of the transaction, to forego any claim it had to the accrued but unpaid dividends on the Series A Preferred Stock. The Richemont Transaction was made pursuant to an Agreement (the "Agreement"), dated as of December 19, 2001, between the Company and Richemont. As part of the Richemont Transaction, the Company (i) released Richemont, the individuals appointed by Richemont to the Board of Directors of the Company and certain of their respective affiliates and representatives (collectively, the "Richemont Group") from any claims by or in the right of the Company against any member of the Richemont Group which arise out of Richemont's acts or omissions as a stockholder of or lender to the Company or the acts or omissions of any Richemont board designee in his capacity as such and (ii) entered into an Indemnification Agreement with Richemont pursuant to which the Company agreed to indemnify each member of the Richemont Group from any losses suffered as a result of any third party claim which is based upon Richemont's acts as a stockholder or lender of the Company or the acts or omissions of any Richemont board designee in his capacity as such.

     As of December 14, 2001, Mr. Shull, Meridian and the Company entered into the December 2001 Services Agreement which replaced the August 2001 Services Agreement. The December 2001 Services Agreement was amended on April 12, 2002.

     As of August 1, 2001, Mr. Shull, Meridian and the Company entered into the August 2001 Services Agreement which replaced the December 2000 Services Agreement.

     During May 2001, the Company entered into Transaction Bonus Letters with each of Mr. Shull, Mr. Messina, Mr. Harriss and Mr. Contino.

     On April 30, 2001, the Company and Mr. Shull entered into the Letter Agreement, relating to certain termination payments under the Executive Plan.

     As of December 5, 2000, Mr. Shull, Meridian and the Company entered into the December 2000 Services Agreement.

     Diana Quasha, the wife of Alan Quasha, a former Director of the Company, entered into an employment agreement (the "Henre Employment Agreement") with Henre, Inc. ("Henre"), a subsidiary of the Company. Pursuant to the Henre Employment Agreement, Ms. Quasha served as President of Henre. Ms. Quasha resigned as President of Henre effective January 5, 2001, and the Henre Employment Agreement has terminated. The Company paid Ms. Quasha $4,423 as final salary through her termination date of January 5, 2001 and, pursuant to an Agreement and General Release of Claims between the Company and Ms. Quasha, the Company paid Ms. Quasha discretionary severance of $57,500 during 2001.

     Paul Quattro, the brother-in-law of Michael Contino, Executive Vice President and Chief Operating Officer of the Company, was hired by the Company in May 2000 as an independent contractor. Mr. Quattro held various project manager positions at Desius LLC in the internet group. Mr. Quattro's relationship with the Company as an independent contractor was terminated on January 5, 2001 in connection with the Company's cessation of operations with respect to Desius LLC. Mr. Quattro was paid $68,214.93 for his eight

(8) months of service to the Company. During 2001, the Company paid Mr. Quattro an additional $7,200, representing $2,400 for services performed up to the termination of his relationship with the Company as an independent contractor and $4,800 as a termination payment in lieu of notice.

     John F. Shull, the brother of Thomas C. Shull, the President and Chief Executive Officer of the Company, acts as a consultant under the December 2001 Services Agreement, and has received an option to purchase 100,000 shares of the Company's Common Stock under the December 2001 Services Agreement.

     Michael G. Lutz, the former Executive Vice President and Chief Operating Officer of the Company, purchased shares of the Company's Common Stock pursuant to the 1993 Executive Equity Incentive Plan. Pursuant to such plan, the Company and Mr. Lutz entered into a Tandem Note, whereby Mr. Lutz financed 80% of the purchase price of the shares he purchased with a full recourse Company loan due in 2001. On February 10, 2002, Mr. Lutz tendered such shares back to the Company in exchange for cancellation of the Tandem Note.

     Either the Company's Board of Directors, a committee of the Company's Board of Directors, or the stockholders have approved these relationships and transactions and, to the extent that such arrangements are available from non-affiliated parties, all relationships and transactions are on terms no less favorable to the Company than those available from non-affiliated parties.

             PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY

CERTAIN BENEFICIAL OWNERS:

     The following table lists the beneficial owners known by management of at least 5% of the Company's Common Stock or 5% of the Company's Series B Preferred Stock as of March 25, 2002. Information in the table is based on information furnished to the Company by such persons or groups and statements filed with the Securities and Exchange Commission (the "Commission").

                  NAME AND ADDRESS                                    AMOUNT AND NATURE OF   PERCENT OF
TITLE OF CLASS    OF BENEFICIAL OWNER                                 BENEFICIAL OWNERSHIP    CLASS(1)
--------------    -------------------                                 --------------------   ----------
Series B          Richemont Finance S.A. ...........................        1,622,111(1)         100%
Participating       35 Boulevard Prince Henri
Preferred Stock     L 1724 Luxembourg
Common Stock      Richemont Finance S.A. ...........................       28,691,888(1)        20.8%
                    35 Boulevard Prince Henri
                    L 1724 Luxembourg
Common Stock      Regan Partners, L.P. and Basil P. Regan...........       38,795,016(2)        28.1%
                    600 Madison Avenue
                    New York, New York 10022
Common Stock      Theodore Kruttschnitt.............................       10,144,000(3)         7.3%
                    1730 South El Camino Real
                    Suite 400
                    San Mateo, California 94402

---------------
(1) Information concerning the number of shares beneficially owned has been taken from Amendment No. 4 to the Statement on Schedule 13D filed by Richemont on December 28, 2001 with the Commission.

(2) Mr. Regan and Regan Partners L.P. have shared voting and dispositive power with respect to 37,773,450 shares of Common Stock and Mr. Regan has sole voting and dispositive power with respect to 1,004,900 shares of Common Stock. Also includes options to purchase 16,666 shares exercisable within 60 days.

(3) Information concerning the number of shares beneficially owned has been taken from the Amendment No. 13 to Statement on Schedule 13D filed by Mr. Kruttschnitt on June 16, 1997 with the Commission. The Schedule 13D indicates that Mr. Kruttschnitt had sole voting and sole dispositive power with respect to 10,074,000 shares of Common Stock. The Schedule 13D also indicates that Mr. Kruttschnitt is a member of a group which includes Mr. Hakman, who beneficially owns 334,390 shares (which includes 36,666 fully vested unexercised options and options to purchase 23,332 shares exercisable within 60 days). Also includes fully vested options held by Mr. Kruttschnitt to purchase 70,000 shares.

                SECURITY OWNERSHIP OF MANAGEMENT OF THE COMPANY

MANAGEMENT OWNERSHIP:

     No director or executive officer owns any shares of Series B Preferred
Stock.

     The following table lists share ownership of the Common Stock as of March 25, 2002. The information includes beneficial ownership by each of our current directors and executive officers and by all directors and executive officers as a group. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him.

                                                               SHARES OF      PERCENT OF
NAME OF BENEFICIAL OWNER                                      COMMON STOCK     CLASS(1)
------------------------                                      ------------    ----------
J. David Hakman(2)..........................................      334,390(3)        *
Kenneth Krushel.............................................       59,998(4)        *
E. Pendleton James..........................................            0           *
Basil P. Regan(5)...........................................   38,795,016(5)     28.1%
Thomas C. Shull.............................................    1,350,000(6)        *
Michael D. Contino..........................................      327,400(7)        *
William C. Kingsford........................................      120,500(8)        *
Edward M. Lambert...........................................            0           *
Frank J. Lengers............................................       16,000(9)        *
Steven Lipner...............................................       22,174(10)       *
Charles B. Messina..........................................       55,000(11)       *
Directors and executive officers as a group (11 persons)....   41,080,478        29.7%

---------------
  *  Less than 1%

 (1) Includes in each case shares of Common Stock issuable upon exercise of options or warrants exercisable within 60 days for the subject individual only. Percentages are computed on the basis of 138,215,800 shares of Common Stock outstanding as of March 25, 2002.

 (2) An Amendment No. 13 to the Statement on Schedule 13D filed by Mr. Kruttschnitt on June 16, 1997 with the Commission indicates that Theodore Kruttschnitt is a member of a group which includes Mr. Hakman, who beneficially owns 334,390 shares (which includes 36,666 fully vested unexercised options and options to purchase 23,332 shares exercisable within 60 days).

 (3) Includes 36,666 fully vested unexercised options and options to purchase 23,332 shares exercisable within 60 days.

 (4) Includes 36,666 fully vested unexercised options and options to purchase 23,332 shares exercisable within 60 days.

 (5) Mr. Regan and Regan Partners L.P. have shared voting and dispositive power with respect to 37,773,450 shares of Common Stock and Mr. Regan has sole voting and dispositive power with respect to 1,004,900 shares of Common Stock. Also includes options to purchase 16,666 shares exercisable within 60 days.

 (5) Includes options to purchase 16,666 shares exercisable within 60 days.

 (6) Represents 1,350,000 fully vested unexercised options.

 (7) Includes 325,000 fully vested unexercised options.

 (8) Represents 89,617 fully vested unexercised options.

 (9) Includes 16,000 fully vested unexercised options.

(10) Includes 20,000 fully vested unexercised options.

(11) Includes 50,000 fully vested unexercised options.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

GENERALLY:

     The Board of Directors currently consists of 5 members. The Board of Directors amended the Company's Bylaws, effective on the date of the 2001 Annual Meeting of Stockholders of the Company (May 31, 2001), to reduce the size of the Company's Board of Directors to 6 Directors. On January 10, 2002, the Board of Directors announced the reduction of the number of Directors of the Company from 6 to 5. On January 10, 2002, the Board of Directors announced the appointment of Thomas C. Shull as Chairman of the Company's Board of Directors and the election of E. Pendleton James as a member of the Company's Board of Directors, each filling the vacancies created by the resignation of Eloy Michotte, the former Chairman of the Board, and Alan Grieve and each to serve until the Company's next annual meeting of stockholders.

     The Board has nominated 5 directors for election at the Annual Meeting. All of them are currently serving as directors. If you elect the 5 directors nominated for election at the Annual Meeting, they will hold office until the next annual meeting of stockholders or until their successors have been elected or until their earlier death, resignation, retirement, disqualification or removal as provided in the Company's Certificate of Incorporation and Bylaws.

NOMINEES:

THOMAS C. SHULL...........
  AGE 50 Thomas C. Shull has been Chairman of the Company's Board of Directors since January 10, 2002 and a member of the Board of Directors of the Company and President and Chief Executive Officer of the Company since December 5, 2000. In 1990, Mr. Shull co-founded Meridian Ventures, a venture management and turnaround firm presently based in Connecticut, and has served as chief executive officer since its inception. From 1997 to 1999, he served as President and Chief Executive Officer of Barneys New York, a leading luxury retailer, where he led them out of bankruptcy. From 1992 to 1994, Mr. Shull was Executive Vice President of the R.H. Macy Company, Inc., where he was responsible for human resources, information technology, business development, strategic planning and merchandise distribution and led the merger negotiations with Federated Department Stores. Prior to that, he served as a consultant with McKinsey & Company and in the early 1980s as a member of the National Security Council Staff in the Reagan White House.

E. PENDLETON JAMES........
  AGE 72 E. Pendleton James has been a director of the Company since January 2002. Mr. James has over thirty years experience in executive search and recently merged his firm, Pendleton James Associates, with Whitehead Mann. He currently serves on the Board of the Citizens for Democracy Corps and is a Trustee for the Center for the Study of the Presidency. Mr. James served as an assistant to Presidents Nixon and Reagan. He is a former member of the Board of Directors of Comsat Corporation, the Metropolitan Life Series Fund, the White House Fellows Commission, the Ronald Reagan Foundation and the USO World Board of Governors.

J. DAVID HAKMAN...........
  AGE 60 J. David Hakman has been the President and Chief Executive Officer of Hakman Capital Corporation, Burlingame, California, an investment and merchant banking firm, since 1980. Mr. Hakman also serves as a director of Concord Camera Corp., a firm which manufactures and distributes cameras. Mr. Hakman was originally appointed a director of the Company in May 1989 pursuant to a nomination and standstill agreement among the Company and Theodore H. Kruttschnitt, Edmund Manwell, and himself and was elected a director of the Company in October 1991.

KENNETH J. KRUSHEL........
  AGE 49 Kenneth J. Krushel has been the Executive Vice President of Strategic and Business Development of Blackboard Inc., a provider of e-education software and commerce and access systems, since December 2000. From October 1999 to December 2000, Mr. Krushel was the Chairman and Chief Executive Officer of College Enterprises, Inc. From 1996 to 1999, Mr. Krushel was the Senior Vice President of Strategic Development for NBC Corp. and from 1994 to 1996 was Senior Vice President, Business Development, for King World Productions. Formerly, Mr. Krushel was President and Chief Operating Officer of Think Entertainment and Vice-President of Programming and Marketing for American Cablesystems. Mr. Krushel was elected a director of the Company in May 1999.

BASIL P. REGAN............
  AGE 61 Basil P. Regan has been the General Partner of Regan Partners, L.P., a limited partnership which invests primarily in turnaround companies and special situations, since December 1989. He has been President of Regan Fund Management Ltd. since October 1995, which manages Regan Partners, L.P., Regan Fund International, L.P. and Super Hedge Fund, L.P. From 1986 to 1989, Mr. Regan was Vice President and Director of Equity Research of Reliance Group Holdings. Mr. Regan was elected a director of the Company in August 2001.

BOARD MEETINGS:

     In 2001, the Board held 11 meetings in person or by conference telephone and took action by written consent on 10 occasions. Each incumbent director attended at least 75% of the aggregate number of the Company's Board Meetings and his committee meetings.

BOARD COMMITTEES:

     The Board has standing Executive, Audit, Stock Option and Executive Compensation, Nominating and Transactions Committees.

 The Executive Committee.

     - At various times during 2001, Messrs. Eloy Michotte, Alan G. Quasha, Thomas C. Shull, Alan Grieve and Robert F. Wright were members of the Executive Committee. Currently, Messrs. Basil P. Regan (Chairman), Thomas
       C. Shull and Kenneth Krushel are members of the Executive Committee.

     - The duties of the Executive Committee include:

      - recommending actions to the Board; and

      - acting on behalf of the Board on certain operating matters requiring Board approval when the Board is not in session.

     - The Executive Committee held 7 meetings in person or by conference call in 2001.

 The Audit Committee.

     - At various times during 2001, Messrs. Robert F. Wright, J. David Hakman, Basil P. Regan and Kenneth Krushel were members of the Audit Committee. Currently, Messrs. J. David Hakman (Chairman), Kenneth Krushel and E. Pendleton James are members of the Audit Committee. Each of the members of the Audit Committee is independent, as defined in Rule Section 121(A) of the American Stock Exchange's listing standards.

     - The duties of the Audit Committee include:

      - monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

      - seeking to insure the independence and performance of the Company's external auditors and advising the Board;

      - monitoring the independence and performance of the Company's independent auditors and internal auditing department;

      - providing an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors;

      - reviewing and reassessing the adequacy of its charter at least annually;

      - reviewing the Company's annual audited financial statements prior to filing or distribution;

      - in consultation with management, the independent auditors and the internal auditors, considering the integrity of the Company's financial reporting processes and controls and significant risk exposures;

      - reviewing with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution;

      - reviewing the performance, independence and compensation of the independent auditors and approving, appointing and/or discharging auditors on an annual basis. Reviewing the independent auditor's plan, discussing yearly audit results with auditors prior to release, and considering independent auditors' judgments with respect to the quality and appropriateness of the Company's accounting methods; and

      - reviewing the internal organizational structure and qualifications, as needed; reviewing the annual audit scope and plan; reviewing the appointment, annual performance reviews and replacement of internal audit executives; reviewing summary findings and management's response; and reviewing annually, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements.

     - The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which was previously filed with the Commission as Appendix A to the Company's Proxy Statement for the 2001 annual meeting of the Company's stockholders.

     - The Audit Committee held 4 meetings in 2001 in person or by conference call.

 The Stock Option and Executive Compensation Committee.

     - At various times during 2001, Mr. Alan Grieve, Kenneth Krushel, Alan G. Quasha, Eloy Michotte and Ralph Destino were members of the Stock Option and Executive Compensation Committee. Currently, Messrs. E. Pendleton James (Chairman), Kenneth Krushel and Basil P. Regan are members of the Stock Option and Executive Compensation Committee.

     - The duties of the Stock Option and Executive Compensation Committee include:

      - reviewing and making recommendations for approval by the Board of remuneration arrangements for directors and members of management.

     - The Stock Option and Executive Compensation Committee did not hold any meetings in 2001 in person or by conference call and took action by written consent on 1 occasion in 2001.

 The Nominating Committee.

     - At various times during 2001, Messrs. Thomas C. Shull, Ralph Destino, J. David Hakman and Alan Grieve and Ms. June Klein were members of the Nominating Committee. Currently, Messrs. Thomas C. Shull (Chairman), J. David Hakman and E. Pendleton James are members of the Nominating Committee.

     - The duties of the Nominating Committee include:

      - evaluating and recommending candidates for election to the Board.

     - The Nominating Committee held 2 meetings in 2001 and took action by written consent on 1 occasion in 2001.

     - The Bylaws of the Company require advance notice of nominations for election to the Board, other than those made by the Board. Unless waived by the Board, a notice of nomination must be received by the Company at least 75 days before initiation of solicitation to the stockholders for election in the event of an election other than at an annual meeting of stockholders, and at least 75 days before the date that corresponds to the record date of the prior year's annual meeting of stockholders in the event of an election at an annual meeting of stockholders, and in all events must include certain required information. The Nominating Committee will consider nominees recommended by stockholders in accordance with the Company's Bylaws.

 The Transactions Committee.

     - At various times during 2001, Messrs. J. David Hakman, Kenneth Krushel, Theodore H. Kruttschnitt and Robert F. Wright and Ms. June Klein were members of the Transactions Committee. Currently,

       Messrs. Kenneth Krushel (Chairman), J. David Hakman and E. Pendleton James are members of the Transactions Committee.

     - The duties of the Transactions Committee include:

      - Providing assistance to the directors in fulfilling their responsibility to the stockholders by recommending appropriate actions to the Board of Directors or acting on behalf of the Board of Directors on a matter which requires Board approval involving any of the following:

        (a) A material transaction with: (1) a person who (or an entity which) may possess control of the Company by virtue of contract, ownership of securities or otherwise; (2) a director or stockholder owning more than ten percent (10%) of the voting securities of the Company; or (3) a person who is related by blood or marriage to a director or stockholder owning more than ten percent (10%) of the voting securities of the Company;

        (b) A material transaction or series of transactions pursuant to which, or as a result of which it is reasonably foreseeable that, a person or entity described in subparagraph (a) above would (1) obtain consideration which is either more favorable or materially different than the consideration to be received by, or is at the expense of, other holders of the same class of stock of the Company, or (2) have interests materially different than or adverse to the interests of the other holders of the same or any other class of stock of the Company; or

        (c) A material transaction or series of transactions that the Board of Directors determines to refer to the Transactions Committee.

     - The Transactions Committee held 22 meetings in 2001 in person or by conference call.

INDEMNIFICATION OF OFFICERS AND DIRECTORS:

     We indemnify our executive officers and directors to the fullest extent permitted by applicable law against liabilities incurred as a result of their service to the Company and directors, in particular, against liabilities incurred as a result of their service as directors of other corporations when serving at the request of the Company. We have directors and officers liability insurance policies, underwritten by Excel Specialty Insurance, Zurich American Insurance Company and National Union Fire Insurance Company of Pittsburgh, PA, in the aggregate amount of $30,000,000. As to reimbursements by the insurer of the Company's indemnification expenses, the policies have a $250,000 deductible for securities claims against the Company and a $150,000 deductible for all other indemnifiable losses. The policy terms are from June 1, 2001 to June 1, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE:

     Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and beneficial owners of more than 10% of the Company's shares to file reports with the Commission and the American Stock Exchange. Based solely on a review of the reports and representations furnished to the Company during the last fiscal year by such persons, the Company believes that each of these persons is in compliance with all applicable filing requirements.

VOTE REQUIRED:

     The affirmative vote of the holders of a plurality of the combined voting power of all shares of Voting Stock voted at the Annual Meeting, whether in person or by proxy, whether by mail, Internet or telephone, and voting together as a single class, is required to elect directors. Each share of Common Stock has one (1) vote and each share of Series B Preferred Stock has ten (10) votes. The enclosed proxy allows you to vote for the election of all of the nominees listed, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees.

     If you do not vote for a nominee, your vote will not count either for or against the nominee. Also, if your broker does not vote on any of the nominees, it will have no effect on the election.

     The persons named in the enclosed proxy intend to vote FOR the election of all of the nominees. Each of the nominees currently serves as a director and has consented to be nominated. We do not foresee that any of the nominees will be unable or unwilling to serve, but if such a situation should arise your proxy will vote in accordance with his best judgment.

             THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION
                         OF THE NOMINEES FOR DIRECTOR.

                                   PROPOSAL 2

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

INDEPENDENT PUBLIC ACCOUNTANTS:

     During February 2002, the Company's Board of Directors authorized management to proceed with Arthur Andersen LLP ("AA") as the independent public accountants to audit the Company's financial statements for the fiscal year ending December 28, 2002, and to retain other auditors if AA could not efficiently and effectively prepare their opinion relating to such audit. AA audited the Company's financial statements for the fiscal year ended December 29, 2001. However, given the uncertainty and pace of developments related to AA's recent indictment, the Company is reviewing its options regarding the retention of independent public accountants to audit the Company's financial statements for the fiscal year ending December 28, 2002. Ratification of the Company's selection of independent auditors by the Company's stockholders is not required and no recommendation of independent auditors is being made to stockholders at this time. Instead, we are asking you to delegate to the Board of Directors authority to select the Company's independent auditors for the fiscal year ending December 28, 2002, after review by the Audit Committee of the Board of Directors, from amongst established national audit firms.

     Representatives of AA are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. If, before the Annual Meeting, the Board of Directors selects another independent auditor for the fiscal year ending December 28, 2002, it is expected that representatives of such audit firm will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

FEES AND INDEPENDENCE:

     Audit Fees. AA billed the Company an aggregate of $759,360 for professional services rendered for the audit of the Company's financial statements for fiscal year ended December 29, 2001 and its reviews of the Company's financial statements included in the Company's Forms 10-Q for the 2001 fiscal year.

     Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 29, 2001, AA provided no services and therefore billed no fees to the Company in connection with financial information systems design and implementation.

     All Other Fees. During the fiscal year ended December 29, 2001, AA billed the Company an aggregate of $743,392 for services rendered in connection with tax assistance, advisory services and internal audit support and development consulting.

     The Audit Committee of the Board of Directors has considered whether the provision of services by AA described in the preceding two paragraphs are compatible with maintaining AA's independence as the Company's principal accountant.

VOTE REQUIRED:

     The affirmative vote of the holders of the majority of the combined voting power of the Voting Stock voted at the Annual Meeting, whether in person or by proxy, and whether by mail, Internet or telephone, is required to delegate authority with respect to the selection of auditors. Each share of Common Stock has one (1) vote and each share of Series B Preferred Stock has ten (10) votes.

      THE BOARD RECOMMENDS THAT YOU VOTE "FOR" DELEGATION TO THE BOARD OF DIRECTORS OF AUTHORITY TO SELECT THE COMPANY'S INDEPENDENT AUDITORS FOR
         THE FISCAL YEAR ENDING DECEMBER 28, 2002, AFTER REVIEW BY THE
      AUDIT COMMITTEE OF THE BOARD OF DIRECTORS, FROM AMONGST ESTABLISHED
                             NATIONAL AUDIT FIRMS.

                                   PROPOSAL 3

            RATIFICATION OF THE 2002 STOCK OPTION PLAN FOR DIRECTORS

GENERALLY:

     We are asking you to ratify the Compensation Committee's adoption of the 2002 Stock Option Plan for Directors (the "Plan"). The purpose of the Plan is to advance the interests of the Company, through the grant of options to purchase shares of Common Stock, by providing non-employee directors of the Company (other than directors who are non-resident United States aliens), with a larger personal and financial interest in the success of the Company. The following is a brief summary of the Plan. The complete text of the Plan is attached hereto as Appendix A.

GENERAL INFORMATION:

     Persons Eligible To Participate. Each director of the Company who is neither an employee of the Company nor a United States non-resident alien (an "Eligible Director").

     Effective Date and Duration of Plan. The Plan became effective on the date of its adoption by the Compensation Committee, subject to the ratification of the Plan by the affirmative vote or consent of holders of a majority of the issued and outstanding shares of Common Stock, and will terminate 10 years from the date of its adoption or such earlier date as the Board may determine.

     Administration of Plan. The Plan is administered by a committee (the "Committee") consisting of at least two members of the Board. The Committee shall have full power and authority to interpret the Plan, to establish such rules and regulations as it deems appropriate for the administration of the Plan, and to take such other action as it deems necessary or desirable for the administration of the Plan.

     Status of Options. Options granted under the Plan are nonqualified options not qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

     Shares Subject to Options Granted Under Plan. The maximum number of shares of Common Stock that may be delivered or purchased under the Plan is 500,000, subject to adjustment to preserve the value of an option grant in the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital stock of the Company, or in the event of the merger or consolidation of the Company with or into any other corporation or the reorganization of the Company.

     The shares of Common Stock to be issued in connection with the exercise of stock options granted under the Plan may be authorized but unissued shares of Common Stock that are not reserved for any other purpose or previously issued shares acquired by the Company and held in its treasury. If, as a result of the termination or expiration of an option granted under the Plan, certain shares are no longer subject to an option granted under the Plan, such shares will again be available for future option grants under the Plan.

     Amendment of Plan. The Plan may be amended by the Board or a duly authorized committee thereof as the Board or such committee deems advisable. However, no Plan amendment will become effective unless approved by affirmative vote of the Company's stockholders if such approval is necessary or desirable for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934 or any other rule or regulation. No Plan amendment may impair the rights of any Plan participant under any option previously granted under the Plan without a participant's consent. The Board or a duly authorized committee thereof has the power, in the event of any disposition of substantially all of the assets of the Company, its dissolution, any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation into the Company, to amend all outstanding options granted under the Plan so as to terminate them upon such effectiveness. If the Board or such committee exercises such power, all options then outstanding shall be deemed to terminate upon such effectiveness.

     Interested Persons. E. Pendleton James, J. David Hakman, Kenneth J. Krushel and Basil P. Regan all have an interest in the approval of the Plan by the Company's stockholders by virtue, as described below, of their entitlement to option grants under the Plan as of the date of their appointment to the Company's Board and on August 2, 2002, August 1, 2003 and August 3, 2004, provided that each such person continues to serve as a director of the Company on each such date.

AWARDS AVAILABLE UNDER PLAN:

     Pursuant to the Plan, each Eligible Director is granted an option to purchase 50,000 shares of Common Stock as of the effective date of his or her initial appointment or election to the Board (or, if later, the effective date of the Plan) (the "Initial Appointment Date"). In addition, on each of August 2, 2002, August 1, 2003 and August 3, 2004, provided that each such date occurs after the Initial Appointment Date, each Eligible Director whose Initial Appointment Date preceded such date will be granted an option to purchase an additional 25,000 shares of Common Stock provided that he or she is a director of the Company on such date. In the event of any change in the outstanding Common Stock by reason of any merger, share exchange, reorganization, consolidation, recapitalization, stock dividend, stock split, combination of shares, split-up, spin-off, or other similar transaction or event, the Committee may, to the extent it deems appropriate, make substitutions or adjustments in the aggregate number and kind of shares of Common Stock reserved for issuance under the Plan, in the number, kind and price of shares of Common Stock subject to outstanding options and in the option limits under the Plan (or make provision for cash payments to the holders of options granted under the Plan).

     All options granted under the Plan will be evidenced by option agreements. Each option shall be granted for a term of 10 years. Each option will be exercisable in accordance with the terms and conditions set forth in the option agreements evidencing the grant of such options. However, each option granted under the Plan will become exercisable at a rate of no less than 33 1/3% per year from its date of grant, with the exception that all options granted under the Plan will become immediately and fully exercisable upon the occurrence of a "Change of Control" (as defined in the Hanover Direct, Inc. Key Executive Twenty-Four Month Compensation Continuation Plan). Options granted under the Plan may not be exercised more than 3 months after a participant ceases to be a director of the Company, except in the case of the participant's death or disability, in which case options may be exercised within 12 months after the date of such death or disability.

     The price at which shares of Common Stock may be purchased upon the exercise of an option granted under the Plan is the fair market value of such shares on the date of grant of such option. For purposes of the Plan, the fair market value of a share of Common Stock is deemed to be the average of the closing price of the Common Stock on the date of grant, the ten trading days immediately preceding such date, and the ten trading days immediately following such date.

     Full payment of the purchase price for shares of Common Stock purchased upon the exercise, in whole or part, of an option granted under the Plan must be made at the time of such exercise. The Plan provides that the option exercise price may be paid in cash or in shares of Common Stock valued at their fair market value on the date of exercise. Alternatively, an option granted under the Plan may be exercised in whole or in part by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the option exercise price, and such other documents as the Committee may determine.

     During a participant's lifetime, options granted under the Plan may be exercised only by such participant and may not be transferred, other than by will or by the laws of descent and distribution, except that a participant may transfer any option granted under the Plan to his or her spouse, children, grandchildren, parents, and/or siblings or to one or more trusts for the benefit of such family members, provided that the participant does not receive any consideration for the transfer. Any option so transferred will be subject to the same terms and conditions that applied to such option immediately prior to its transfer, except that it will not be further transferable by the transferee during such transferee's lifetime.

FEDERAL INCOME TAX CONSEQUENCES:

     For the federal income tax purposes, the grant of an option granted under the Plan will have no immediate tax consequences to the participant. The exercise of the option by the participant will result in taxable income to the participant, as compensation, in an amount equal to the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. Upon a subsequent sale or taxable exchange of such shares, such participant will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

     The Company will be entitled to a deduction in the amount of any compensation income that a participant recognizes in connection with an option.

NEW PLAN BENEFITS:

     The following table summarizes the option grants that may be awarded under the 2002 Stock Option Plan for Directors during the term thereof, assuming the 2002 Stock Option Plan for Directors is ratified by the Company's stockholders.

                      2002 STOCK OPTION PLAN FOR DIRECTORS

                                                                           NUMBER OF SHARES
NAME AND POSITION                                     DOLLAR VALUE ($)    SUBJECT TO OPTIONS
-----------------                                     ----------------    ------------------
Thomas C. Shull(1)..................................         0                   None
Brian C. Harriss(1).................................         0                   None
Michael D. Contino(1)...............................         0                   None
Charles F. Messina(1)...............................         0                   None
William C. Kingsford(1).............................         0                   None
Executive Group(1)..................................         0                   None

Non-Executive Director Group........................     Unknown(2)         Up to 500,000
                                                                           in the aggregate
Non-Executive Officer Employee Group(1).............         0                   None

---------------
(1) Pursuant to the terms of the 2002 Stock Option Plan for Directors, only those directors of the Company who are neither an employee of the Company nor a United States non-resident alien are eligible to participate.

(2) The price at which shares of Common Stock may be purchased upon the exercise of an option granted under the Plan will be the fair market value of such shares on the date of grant of such option. For purposes of determining the price under the plan, the fair market value of a share of Common Stock shall be deemed to be the average of the closing price of the Common Stock on the date of grant, the ten trading days immediately preceding such date, and the ten trading days immediately following such date.

VOTE REQUIRED:

     The affirmative vote of the holders of the majority of the combined voting power of the Voting Stock voted at the Annual Meeting, whether in person or by proxy, whether by mail, Internet or telephone, is required to ratify the 2002 Stock Option Plan for Directors. Each share of Common Stock has one (1) vote and each share of Series B Preferred Stock has ten (10) votes.

           THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION
                  OF THE 2002 STOCK OPTION PLAN FOR DIRECTORS.

               STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     If you wish to submit proposals to be presented at the 2003 Annual Meeting of Stockholders of the Company, they must be received by the Company no later than January 4, 2003 for them to be included in the Company's proxy material for that meeting.

                            DISCRETIONARY AUTHORITY

     If the Company did not receive notice of any matter that is to come before the stockholders at the 2002 Annual Meeting of Stockholders on or before March 20, 2002, which corresponds to forty-five (45) days before the date on which the Company first mailed this proxy statement, the proxy for the 2002 Annual Meeting of Stockholders may, pursuant to Rule 14a-4(c) of the Proxy Rules under the Securities Exchange Act of 1934, as amended, confer discretionary authority to vote on the matters presented.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented to the Annual Meeting for action, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on such matters in accordance with their own judgment.

     YOU MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 2001 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE (EXCEPT FOR EXHIBITS TO SUCH ANNUAL REPORT, WHICH WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS) BY WRITING TO: INVESTOR RELATIONS, HANOVER DIRECT, INC., 115 RIVER ROAD, EDGEWATER, NEW JERSEY 07020.

                                          By Order of the Board of Directors

                                          Charles F. Messina
                                          Secretary

Dated: April 12, 2002

             PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND
                 RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR
                     VOTE BY THE INTERNET OR BY TELEPHONE.

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                                                                      APPENDIX A

                              HANOVER DIRECT, INC.

                      2002 STOCK OPTION PLAN FOR DIRECTORS

     1. PURPOSE. The purpose of the Hanover Direct, Inc. 2002 Stock Option Plan for Directors (the "Plan") is to advance the interests of Hanover Direct, Inc. (the "Company") by providing non-employee directors of the Company, through the grant of options to purchase shares of Common Stock (as hereinafter defined), with a larger personal and financial interest in the Company's success.

     2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") consisting of at least two members of the Board of Directors of the Company (the "Board"). The Committee shall have full power and authority to interpret the Plan, to establish such rules and regulations as it deems appropriate for the administration of the Plan, and to take such other action as it deems necessary or desirable for the administration of the Plan. The Committee's interpretation and construction of any provision of the Plan or the terms of any Option (as hereinafter defined) shall be conclusive and binding on all parties.

     3. PARTICIPANTS. Each director of the Company who is neither an employee of the Company nor an Ineligible Director (as hereinafter defined) (a "Non-Employee Director") shall be eligible to be granted Options to purchase shares of Common Stock ("Options") under the Plan. An "Ineligible Director" means any director of the Company who is a nonresident alien.

     Nothing contained in the Plan, or in any Option granted pursuant to the Plan, shall confer upon any Director any right to the continuation of his or her directorship or limit in any way the right of the Company to terminate his or her directorship at any time.

     4. THE SHARES. Options may be granted from time to time under the Plan for the purchase, in the aggregate, of not more than 500,000 shares of common stock, par value $0.66 2/3 per share, of the Company ("Common Stock") (subject to adjustment pursuant to Section 13). Such shares of Common Stock may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose or out of previously issued shares acquired by the Company and held in its treasury. Any shares of Common Stock which, by reason of the termination or expiration of an Option or otherwise, are no longer subject to purchase pursuant to an Option granted under the Plan, may again be subjected to an Option under the Plan.

     5. OPTION GRANTS. Options shall be evidenced by Option agreements which shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions not inconsistent herewith as the Committee may approve.

          (a) INITIAL APPOINTMENT AWARDS. As of the effective date of his or her initial appointment or election to the Board (or, if later, the effective date of the Plan) (the "Initial Appointment Date"), a Non-Employee Director shall receive a grant of an Option to purchase 50,000 shares of Common Stock (subject to adjustment pursuant to Section 13).

          (b) ANNUAL SERVICE AWARDS. On each Award Date (as hereinafter defined) occurring after a Non-Employee Director's Initial Appointment Date, such Non-Employee Director shall be granted, provided he or she continues to serve as a member of the Board on such date, an Option to purchase 25,000 shares of Common Stock (subject to serve as a member of the Board on such date, an Option to purchase 25,000 shares of Common Stock (subject to adjustment pursuant to Section 13). An "Award Date" means August 2, 2002, August 1, 2003 and August 3, 2004.

     6. OPTION PRICE. The price (the "Option Price") at which shares of Common Stock may be purchased upon the exercise of an Option granted under the Plan shall be the fair market value of such shares on the date of grant of such Option. Solely for purposes of this Section 6, the fair market value of a share of Common Stock shall be deemed to be the average of the closing prices of the Common Stock on the Award Date, the 10 trading days immediately preceding the Award Date, and the 10 trading days immediately following the Award Date.

     7. TERM AND EXERCISABILITY OF OPTIONS. Options shall be granted for a maximum term of 10 years. Subject to the other provisions of the Plan relating to exercisability of Options, or as otherwise provided by the Committee and evidenced in an Option agreement, the participant shall have the cumulative right as of the first, second, and third anniversaries of the date of grant, to purchase up to one-third, two-thirds, and 100%, respectively, of the Option Shares; provided, however, that in the event of a Change of Control (as such term is defined in the Hanover Direct, Inc. Key Executive Twenty-Four Month Compensation Continuation Plan), the participant shall have the cumulative right to purchase up to 100% of the Option Shares.

     8.  TERMINATION OF DIRECTORSHIP.  Except as otherwise provided in this
Section 8, or as otherwise provided by the Committee and evidenced in an Option agreement, no person may exercise an Option more than three months after the first date on which he or she ceases to be a director of the Company. If a participant ceases to be a director of the Company by reason of death or disability, any Options held by him or her may be exercised within 12 months after the date he or she ceases to be a director of the Company. In no event may an Option be exercised after the expiration of the term of such Option.

     9. PAYMENT. Full payment of the purchase price for shares of Common Stock purchased upon the exercise, in whole or in part, of an Option granted under the Plan shall be made at the time of such exercise. The Option Price may be paid in cash or in shares of Common Stock valued at their fair market value on the date of exercise. Alternatively, an Option may be exercised in whole or in part by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and such other documents as the Committee may determine.

     No shares of Common Stock shall be issued or transferred to a participant until full payment therefor has been made, and a participant shall have none of the rights of a stockholder until shares are issued or transferred to him or her.

     10. NONTRANSFERABILITY. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and, during a participant's lifetime, shall be exercisable only by him or her. Notwithstanding the foregoing, a participant may transfer any Option granted under the Plan to the participant's spouse, children, grandchildren, parents, and/or siblings or to one or more trusts for the benefit of such family members, if the agreement evidencing such Option so provides and the participant does not receive any consideration for the transfer. Any Option so transferred shall continue to be subject to the same terms and conditions that applied to such Option immediately prior to its transfer (except that such transferred Option shall not be further transferable by the transferee during the transferee's lifetime).

     11. ISSUANCE OF SHARES. If a participant so requests, shares purchased upon the exercise of an Option may be issued or transferred in the name of the participant and another person jointly with the right of survivorship.

     12. STATUS OF OPTIONS. Options granted under the Plan are nonqualified options not qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

     13. CHANGES IN CAPITAL STRUCTURE, ETC. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, or other similar transaction or event affecting the Common Stock, the Committee is authorized, to the extent it deems appropriate, to make substitutions or adjustments in the aggregate number and kind of shares of Common Stock reserved for issuance under the Plan, in the number, kind and price of shares of Common Stock subject to outstanding awards, and in the award limits under the Plan (or to make provision for cash payment to the holder of an Option). Outstanding Options shall be appropriately amended as to price and other terms in a manner consistent with the aforementioned adjustment to the shares of Common Stock subject to the Plan. Fractional shares resulting from any adjustment in Options pursuant to this Section 13 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

     14. EFFECTIVE DATE AND TERMINATION OF PLAN. The Plan shall become effective on the date of its adoption by the Board or a duly authorized committee thereof, subject to the ratification of the Plan by the affirmative vote or consent of holders of a majority of the issued and outstanding shares of Common Stock. The Plan shall terminate 10 years from the date of its adoption or such earlier date as the Board or such committee may determine. Any Option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

     15. AMENDMENT. The Board or a duly authorized committee thereof may amend the Plan in any respect from time to time; provided, however, that no amendment shall become effective unless approved by affirmative vote of the Company's shareholders if such approval is necessary or desirable for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934 or any other rule or regulation. No amendment may, without the consent of a participant, impair his or her rights under any Option previously granted under the Plan.

     The Board or a duly authorized committee thereof shall have the power, in the event of any disposition of substantially all of the assets of the Company, its dissolution, any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any corporation into the Company, to amend all outstanding Options to terminate such Options as of such effectiveness. If the Board shall exercise such power, all Options then outstanding shall be deemed to terminate upon such effectiveness.

     16. LEGAL AND REGULATORY REQUIREMENTS. No Option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with the rules of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which an Option is exercised may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable.

     In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the Option and may require consents and releases of taxing authorities that it may deem advisable.

                              HANOVER DIRECT, INC.

                                   PROXY FOR
                       THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 16, 2002

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Hanover Direct, Inc. (the "Company") hereby appoints each of William C. Kingsford and Charles F. Messina, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all shares of the common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Suites on the Hudson, 500 Harbor Boulevard, Weehawken, New Jersey 07087 on Thursday, May 16, 2002 at 9:30 a.m. local time, and at any adjournments thereof, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Annual Meeting and any adjournments thereof.

     This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS OF THE COMPANY, "FOR" DELEGATION TO THE BOARD OF DIRECTORS OF AUTHORITY TO SELECT THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 28, 2002 AFTER REVIEW BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS, FROM AMONGST ESTABLISHED NATIONAL AUDIT FIRMS, "FOR" THE RATIFICATION OF THE 2002 STOCK OPTION PLAN FOR DIRECTORS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

             IMPORTANT: SIGNATURE AND DATE REQUIRED ON REVERSE SIDE

A  [X] Please mark your votes as in this example.

1.  ELECTION OF DIRECTORS

    [ ] FOR all nominees listed at the right (except as marked to the contrary)

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed at right

NOMINEES: J. David Hakman, Kenneth J. Krushel, Thomas C. Shull, Basil P. Regan and E. Pendleton James

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. DELEGATE TO THE BOARD OF DIRECTORS AUTHORITY TO SELECT THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 28, 2002, AFTER REVIEW BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS, FROM AMONGST ESTABLISHED NATIONAL AUDIT FIRMS.

    [ ] FOR                        [ ] AGAINST                       [ ] ABSTAIN

3.  RATIFICATION OF THE 2002 STOCK OPTION PLAN FOR DIRECTORS.

    [ ] FOR                        [ ] AGAINST                       [ ] ABSTAIN

4. IN THEIR DISCRETION, THE ABOVE NAMED PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR OWN JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and hereby revokes any Proxy or Proxies heretofore given. You may strike out the persons named as proxies and designate a person of your choice, and may send this Proxy directly to such person.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

                                          --------------------------------------
                                            Signature of Common Stockholder(s)

                                          --------------------------------------
                                              Name of Common Stockholder(s)

                                               Dated:
                                                     ----------------, 2002

NOTE: Please complete, date and sign exactly as name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.